Exhibit 10.12

PURCHASE AND SALE AGREEMENT

by and between

21ST CENTURY ONCOLOGY, INC., a Florida corporation; MARYLAND RADIATION

THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation; AMERICAN

CONSOLIDATED TECHNOLOGIES, L.L.C., a Michigan limited liability company

(successor by conversion from American Consolidated Technologies, a Michigan co-

partnership), and PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company

(collectively “Seller”)

and

NATIONWIDE HEALTH PROPERTIES, INC.,
a Maryland corporation

(“Buyer”)

September 30, 2008

1.	PURCHASE AND SALE		1
2.	PURCHASE PRICE		1
	2.1	Purchase Price	1
	2.2	Payment of Purchase Price	1
3.	CLOSING		1
4.	COSTS; PRO RATIONS		1
5.	CLOSING CONDITIONS		1
	5.1	Buyer Conditions	2
	5.2	Seller Conditions	3
6.	CLOSING DELIVERIES		3
7.	REPRESENTATIONS AND WARRANTIES		3
	7.1	Seller	3
	7.2	Buyer	5
8.	INDEMNIFICATION		6
9.	NO PERSONAL LIABILITY OR THIRD PARTY BENEFICIARIES		6
10.	ATTORNEYS’ FEES		6
11.	REMEDIES CUMULATIVE		6
12.	WAIVERS		7
13.	NOTICES		7
14.	EXCHANGE COOPERATION		7
15.	MISCELLANEOUS		8

EXHIBIT A	THE PROPERTY
	Schedule 1	Legal Description of Land
	Schedule 2	Excluded Personal Property

EXHIBIT B	CLOSING DELIVERIES AND ALLOCATION OF COSTS
	Schedule 1	Bill of Sale and Assignment
	Schedule 2	Certificate of Non-Foreign Status
	Schedule 3	Closing Certificate

EXHIBIT C	CERTAIN DEFINITIONS

EXHIBIT D	MASTER LEASE

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this, “Agreement”) is entered into as of September 30, 2008, between 21ST CENTURY ONCOLOGY, INC., a Florida corporation; MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation; AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C., a Michigan limited liability company (successor by conversion from American Consolidated Technologies, a Michigan co-partnership), and PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company (collectively, “Seller”), and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Buyer”). In consideration of the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. PURCHASE AND SALE.

Seller agrees to sell, convey and assign each of the properties (each, a “Property” and collectively, the “Properties”) described on Exhibit A to Buyer, and Buyer agrees to buy and accept the Properties from Seller, all in accordance with the terms and conditions of this Agreement.

2. PURCHASE PRICE.

2.1 Purchase Price. The purchase price to be paid by Buyer at the Closing (as defined in Section 3) for the Properties (the “Purchase Price”) shall be Forty-Two Million Five Hundred Thousand Dollars ($42,500,000).

2.2 Payment of Purchase Price. On the Closing Date, Buyer shall deposit with First American Title Insurance Company, National Commercial Services, 111 N Orange Avenue, Suite 1285, Orlando, Florida 32801, Attention: Keren Baki (“Title Company”) by wire transfer of immediately available United States Federal funds the amount of the Purchase Price as well as all sums necessary to pay Buyer’s costs and prorations pursuant to Section 4.

3. CLOSING. The “Closing” of the transactions contemplated by this Agreement shall take place by exchange of documents via overnight courier, facsimile or other electronic means on or before September 30, 2008 or such later date as the parties may agree in writing (the “Closing Date”).

4. COSTS; PRO RATIONS. By the Closing Date the parties shall pay the costs specified in Section III of Exhibit B. Since “Tenant” will be responsible for the Property’s income and expenses under the “Lease” (as such terms are defined on Exhibit B), they shall not be pro rated.

5. CLOSING CONDITIONS. Unless waived in writing by the party whose obligations are so conditioned, the parties’ respective obligations under this Agreement are subject to the following conditions:

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5.1 Buyer Conditions. For Buyer:

(a) Title Policy. By the Closing Date, (i) Seller shall have delivered to Title Company the items set forth in Section IA of Exhibit B, and (ii) Buyer shall have received with respect to each Property (A) a pro forma of an ALTA Extended Coverage Owner’s Policy of Title Insurance (1970 Form B), dated as of the Closing Date and with such endorsements as are reasonably requested by Buyer, with aggregate liability in the amount of the Purchase Price and insuring title to the fee interest in the Real Property in Buyer, subject only to those exceptions reasonably approved by Buyer (individually, the “Title Policy” and collectively, the “Title Policies”), and (B) an unconditional, irrevocable commitment from Title Company to issue each of the Title Policies in conformity with the applicable pro forma.

(b) No Damage or Taking. Prior to the Closing, there shall not have occurred (i) any destruction of or damage or loss with respect to the any of the Properties which Buyer reasonably estimates would in the aggregate cost more than $250,000 or take longer than sixty (60) days to repair, restore and replace (but if the Closing occurs anyway, Seller shall promptly repair such destruction, damage or loss at its sole cost and expense), or (ii) any actual or threatened taking by eminent domain of any of the Properties (or consideration thereof by a governmental authority) that would materially and adversely affect the value or use of such Property.

(c) Lease. By the Closing Date, Seller shall have entered into the Lease.

(d) Naples Property. With respect to that certain Property located in Naples, Florida and pursuant to that certain Lease dated October 25, 2000 between Seller as lessee and North Naples Extension, a Florida general partnership as lessor (“North Naples”) (or its appropriate successor or assign) pertaining to the radiation vault portion of such Property, Seller shall have exercised its option to purchase the portion of the Property consisting of the radiation vault from North Naples and, at Closing, Seller shall have the right to transfer and convey to Buyer a fee simple interest in and to the entirety of the Property located in Naples, Florida including said radiation vault.

(e) Other Conditions. (i) Seller has performed in all material respects its obligations hereunder (including delivery of the items from Seller specified in Sections I and II of Exhibit B); (ii) Seller’s representations and warranties contained herein shall be true and correct in all material respects on the date hereof and on the Closing Date; and (iii) none of the following shall have been done by or with respect to Seller, Tenant, or any Guarantor (as such term is defined on Exhibit B) or any Affiliate of any of them: (A) a dissolution or liquidation; or (B) since the date of the delivery to Buyer of the financial information concerning Seller, Tenant, and Guarantor, the occurrence of any event, condition, or situation that has or could reasonably be expected to materially and adversely affect the ability of Seller, Tenant, or Guarantor to fulfill its obligations under this Agreement, the Lease, or the Guaranty, including, without limitation, the occurrence of a monetary event of default under any third party financings.

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5.2 Seller Conditions. For Seller:

(a) Lease. By the Closing Date, Buyer shall have entered into the Lease.

(b) Other Conditions. (i) Buyer has performed in all material respects its obligations hereunder (including delivery of the items from Buyer specified in Sections I and II of Exhibit B); (ii) Buyer’s representations and warranties contained herein shall be true and correct in all material respects on the date hereof and on the Closing Date; and (iii) none of the following shall have been done by, against or with respect to Buyer or any Affiliate of Buyer: (A) the commencement of a case under Title 11 of the U.S. Code (as now constituted or hereafter amended) or under any other applicable bankruptcy or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take or submission to any action indicating an inability to meet its financial obligations as they accrue; or (F) a dissolution or liquidation.

5.3 Failure of Closing Condition. The failure of any of the conditions set forth in this Section 5 shall not constitute a default by Seller or Buyer for purposes of this Agreement. In addition, if a condition set forth in this Section 5 is not satisfied for any reason, such failure of the condition shall not constitute a default by Seller or Buyer for purposes of this Agreement and the non-defaulting party’s sole remedy for such failure of the condition shall be to elect (i) to waive said condition and proceed with the Closing or (ii) to terminate this Agreement.

6. CLOSING DELIVERIES. At the Closing, the items set forth in Section II of Exhibit B shall have been delivered following (a) satisfaction of all conditions for recordation of the instruments described in Section I of Exhibit B and (b) confirming advice from Title Company thereof and that it is prepared to record or file (as applicable) the documents described in Sections I.A.1 through 3 of Exhibit B, disburse funds and issue its unconditional, irrevocable commitment to issue the Title Policies.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Seller. To induce Buyer to enter into this Agreement and the Lease, Seller represents and warrants to Buyer as of the date hereof as follows, which representations and warranties shall survive the Closing for a period of one (1) year (the “Survival Termination Date”); provided, however, that if Buyer notifies Seller, on or before the sixtieth (60th) day following the Survival Termination Date, of any alleged breach of said representation or warranty occurring prior to the Survival Termination Date (a “Notice of Breach”), and Buyer thereafter files a lawsuit in connection therewith against Seller within ninety (90) days following the furnishing of said Notice of Breach, then the applicable Survival Termination Date shall be extended with respect to said representation and warranty until the date on which a final judgment is obtained in said lawsuit, beyond any possibility of appeal. Any references to “Seller’s Knowledge” set forth below shall mean the actual present knowledge of David N. T. Watson or Daniel Dosoretz without independent investigation:

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(a) Title; Brokers, Advisors. Seller has good, marketable and insurable title to, and the entire right, title, and interest in, each of the Properties. Except for Patriot Capital Advisors, LLC (“Patriot”), Seller has not engaged any broker, finder or advisor in connection with any of the transactions contemplated by this Agreement. All fees and expenses and other obligations payable to Patriot in connection with or as a result of Patriot’s engagement by Seller with respect to the transactions contemplated by this Agreement will be paid by Seller.

(b) Utilities; Physical Condition; Completeness. Each of the Properties has available to its boundaries adequate utilities (including water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection) required to operate it for the existing usage. To Seller’s Knowledge, each of the Properties has been constructed in a good, workmanlike and substantial manner, free from material defects and in accordance with all applicable laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, where the failure to abide thereby would have a material adverse effect on the Property or either party (collectively, “Laws”). To Seller’s Knowledge, each of the Properties and its operation and use comply with all applicable CC&R’s and other applicable use or maintenance requirements. To Seller’s Knowledge, neither the zoning nor any other right to construct upon or to use any Property is to any extent dependent upon or related to any other real estate or the improvement thereof or payment of any fees therefor. To Seller’s Knowledge, there are no soil conditions adversely affecting any Property in any material respect. Except as set forth in the Phase I Reports, there are and have been no Environmental Activities conducted from or at any of the Properties in violation, in any material respect, of any Laws, nor have there been any Hazardous Materials installed or stored in or otherwise existing at, on, in or under any Property which are or have been at any time in violation in any material respect of any Laws or in amounts or concentrations which could reasonably be expected to result in material liability under any Laws (as such terms are defined on Exhibit C). All of the Properties are, and prior to the Closing Seller shall use its best efforts to maintain each of them, in good condition and repair and free from material defects, except for ordinary wear and tear.

(c) Compliance. Neither Seller nor, to Seller’s Knowledge, any other party is in default with respect to any of their material obligations or liabilities pertaining to the Properties where the failure to abide thereby would have a material adverse effect on the Properties (or the business conducted thereon) or either party. Seller has obtained all consents, approvals, licenses, Permits and other permissions required to consummate the transactions contemplated herein and to use and operate each Property for its current and intended use where the failure to obtain would have a material adverse effect on the Properties (including the business conducted thereon) or the transactions contemplated herein (i) from any limited or general partner, shareholder, member or other person with any interest in Seller, (ii) under the Lease or any certificate of need, mortgage, easement, covenant, restriction, management, loan or other agreement, or other instrument affecting any Property and which is presently in effect or binding upon Seller or any Property, and (iii) under all applicable Laws. Either a certificate of need or similar certificate required to operate the Property for its intended use is in full force and effect or no such certificate is so required. To Seller’s Knowledge (x) the transactions contemplated herein will in no way jeopardize or threaten the validity of any such certificate, (y) no government agency or representative thereof has commenced or is contemplating an investigation of whether, or considers that, the operation or use of any Property for its current

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and intended use has failed or will fail to comply with any Law, and (z) there are no unsatisfied requests from any tenant, lender, insurance carrier, government authority or other person for repairs, restorations or alterations with regard to any Property. To Seller’s Knowledge, the Warranties are in full force and effect with no defaults and have not been assigned by Seller.

(d) Authority. This Agreement and all related agreements, instruments and other documents (collectively, the “Transaction Documents”) to be executed by Seller in connection with the transaction contemplated herein are, and on the Closing Date will be, duly authorized, executed and delivered by, and binding in accordance with their respective terms upon, Seller. No Transaction Document or transaction contemplated thereby breaches, invalidates, cancels, makes inoperative, or results in the acceleration or maturity of, any agreement, document, instrument, right or interest affecting or relating to Seller or any Property. Each of the entities comprising Seller is a valid entity duly organized, validly existing and in good standing under the laws of the state of its formation, is duly qualified to do business in the state(s) where such entity owns a Property, and has the power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

(e) Litigation; Condemnation. There are no (i) material actions, suits or proceedings pending or, to Seller’s Knowledge, threatened before or by any governmental authority or other person, against or affecting Seller or any Property or (ii) existing, proposed or, to Seller’s Knowledge, threatened eminent domain or similar proceedings which, in either case, would affect or question Seller’s title to, or use of any Land or Improvements or any portion thereof.

(f) Licensing. Each Property is in compliance in all material respects with all licensing and other laws applicable to the current use and operation of the Properties. Each Property is in full compliance with all Medicare, Medicaid and other third-party payor certification requirements and Seller is not aware, with respect to the operation of the Properties, of any failure on behalf of Seller or any of its Affiliates to comply with the applicable provisions of the Medicare Anti-Kickback Law, 42 U.S.C. 1320a-7(b), and the Stark Self-Referral Prohibition Act, 42 U.S.C. 1385nn et. seq.

(g) Accuracy of Information. To Seller’s Knowledge, all documents and other data or information prepared by Seller and provided to Buyer in connection herewith, are true, correct and complete in all material respects.

7.2 Buyer. Buyer represents and warrants to Seller that: (a) The Transaction Documents to be executed by Buyer are, and on the Closing Date will be, duly authorized, executed and delivered by, and binding in accordance with their respective terms on Buyer. No Transaction Document or transaction contemplated thereby breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, any agreement, document, instrument, right or interest affecting or relating to Buyer; (b) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and duly qualified to do business in the state(s) where each Property is located, and has the power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby and nothing prohibits or restricts the right or ability of Buyer to close such

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transactions and carry out the terms thereof. Buyer has not engaged any broker or finder in connection with any of the transactions contemplated by this Agreement.

8. INDEMNIFICATION. Each party (the “Indemnifying Party”) shall hold harmless, indemnify and defend the other party and its officers, directors, employees, advisors, accountants, attorneys, partners, shareholders and any other person having a direct or indirect ownership interest in it (each an “Indemnified Party”) from and against any obligation, liability, lien, encumbrance, loss, damage, “Cost” or “Expense” (which include reasonable attorneys’ fees and costs (including expert fees)), related to any actions, suits or judgments incident to any of the matters covered hereby) or claim (including any claim for damage to property or injury to or death of any person) (collectively, “Claims”) that (a) results from any breach or default by the Indemnifying Party of any of its representations, warranties, or covenants contained in this Agreement or any other Transaction Document or (b) with respect to the Properties, arises out of the grossly negligent or intentional act or omission of Indemnifying Party to the extent it so arises. The Indemnified Party shall notify the Indemnifying Party of any Claim against the Indemnified Party within one hundred eighty (180) days after it has notice of such Claim, but failure to give such notice shall in no case prejudice its rights under this Agreement unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent it is so prejudiced. If the Indemnifying Party fails to discharge or undertake to defend the Indemnified Party against such Claim, then the Indemnified Party may settle it and the liability of the Indemnifying Party hereunder shall be conclusively established by such settlement (including any settlement consideration and the reasonable Costs and Expenses incurred by the Indemnified Party). Notwithstanding anything else to the contrary in this Agreement, the rights of an Indemnified Party to enforce the indemnification obligations contained in this Section 8 with respect to any representation or warranty of an Indemnifying Party contained in this Agreement shall be in accordance with the provisions regarding the extension of the Survival Termination Date contained in Section 7.1.

9. NO PERSONAL LIABILITY OR THIRD PARTY BENEFICIARIES. In addition to any limitation on liability provided by Law or any other agreement or instrument, no advisor, trustee, director, officer, employee, accountant, attorney, beneficiary, shareholder, partner, participant or agent of or in Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with any Transaction Document or amendment thereof. The parties, their respective successors and assigns and all third parties shall look solely to the applicable party’s or Buyer’s assets for the payment of any claim or any performance, and the parties hereby waive all such personal liability. This Agreement is made and entered into solely for the protection and benefit of the parties and their successors and permitted assigns. No other person shall have any right of action hereunder.

10. ATTORNEYS’ FEES. If any legal action or proceeding (or appeal thereof) is commenced to interpret, enforce or recover damages for the breach of any term of or obligation arising out of this Agreement, the non-prevailing party shall reimburse the prevailing party for all of its related reasonable Costs and Expenses.

11. REMEDIES CUMULATIVE. No remedy provided in this Agreement is intended to be exclusive of, and instead shall be in addition to and cumulative with, any other remedy now or hereafter provided or permitted by Law, in equity or otherwise. It is expressly

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understood that nothing herein shall be construed to relieve Seller of any liability that it may have to Buyer under any Law relating to Hazardous Materials, including any claims arising out of any Environmental Activities described in the Phase I Reports.

12. WAIVERS. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other breach, and no acceptance of payment or performance after any breach shall be deemed to be a waiver of such or any other breach or of any representation or warranty hereunder, whether or not such breach is then known. No failure or delay to exercise any right a party may have by reason of any default hereof shall operate as a waiver of such default or as a modification of this Agreement or prevent its exercise of any right while the default continues. If for any reason any item required to be delivered hereunder shall not be timely delivered and the party entitled thereto delivers a written request therefor within six (6) months following the Closing Date, then the other party shall remain obligated to promptly make such delivery. Except as otherwise expressly provided herein, any waiver, approval or consent of a party may be given or withheld in its absolute discretion

13. NOTICES. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Agreement shall be in writing and sent by personal delivery, U.S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Seller:	If to Buyer:

c/o Radiation Therapy Services, Inc.	Nationwide Health Properties, Inc.
2234 Colonial Boulevard	610 Newport Center Drive, Suite 1150
Fort Myers, Florida 33907	Newport Beach, California 92660
Attn: David Watson	Attn: President and General Counsel
Facsimile: (239) 931-7380	Facsimile: (949) 759-6887

With a copy to:	With a copy to:

Kirkland & Ellis LLP	Sherry Meyerhoff Hanson & Crance LLP
200 East Randolph Drive	610 Newport Center Drive, Suite 1200
Chicago, Illinois 60601	Newport Beach, California 92660
Attn: John G. Caruso, Esq.	Attn: Frank Crance, Esq.
Facsimile: (312) 861-2200	Facsimile: (949) 719-1212

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party.

14. EXCHANGE COOPERATION. Either party may wish to use all or part of the Property as a part of a like-kind exchange of property with an accommodator or other third party. In connection therewith, each party shall have the right to assign its interest in this Agreement, or

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to cause title to the Property to be taken by, the accommodator or other third party participating in such exchange. If either party assigns its interest in this Agreement to effectuate an exchange, such party shall promptly notify the other party and such party shall, at no additional out-of-pocket expense to itself, reasonably cooperate with the exchanging party to effectuate such exchange. The exchanging party hereby indemnifies and agrees to hold the other party harmless from and against any additional claims and liabilities arising as a result of the other party participating in any such exchange.

15. MISCELLANEOUS. Since each party has been represented by counsel and this Agreement has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. Each party will, whenever and as often as it shall be reasonably requested by the other, cause to be executed, acknowledged or delivered such further instruments and documents as may be required to carry out the intent and purpose of this Agreement. Time is of the essence and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words “including,” “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words “without limitation,” immediately followed. Whenever the words “affiliate,” “business day,” “control” or “person” are used in this Agreement, they shall have the meanings given to them in Exhibit C. The titles and headings in this Agreement are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a section of this Agreement (including all subsections) or to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto. This Agreement (which includes any Exhibits and schedules attached hereto) (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several facsimile or other electronic counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) may not be assigned or otherwise transferred by a party without the prior written consent of the other party, in which event the transferee shall assume in writing (but the transferor shall not thereby be released from) all of the transferor’s obligations hereunder (any assignment or transfer without such consent shall be invalid and unenforceable and no such consent shall be construed as a consent to any other assignment or transfer), (e) subject to the limitations on assignment contained in subclause (d) above, shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties and (f) shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the conflict of laws rules thereof. Notwithstanding anything herein which may be construed to the contrary, Buyer may nominate any entity at Closing in whom title to the Property is to vest. If more than one Person is Seller hereunder, their liability and obligations hereunder shall be joint and several.

[Signatures on Following Page]

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Signed, Sealed and Delivered
“BUYER”		in the presence of:

NATIONWIDE HEALTH PROPERTIES,		/s/ Signatory
INC.,		Witness Signature
a Maryland corporation
Signatory
Print Witness Name

By:	/s/ Abdo H. Khoury	/s/ Signatory
Name:	Abdo H. Khoury	Witness Signature
Title:	Chief Financial & Portfolio Officer
	Executive Vice President	Signatory
Print Witness Name

“SELLER”

21st CENTURY ONCOLOGY, INC.,		Signed, Sealed and Delivered
a Florida corporation		in the presence of:

/s/ Signatory
By:	/s/ David N.T. Watson	Witness Signature
Name:	David N.T. Watson
Title:	Vice President	Signatory
Print Witness Name

MARYLAND RADIATION THERAPY		/s/ Christina Rivera
MANAGEMENT SERVICES, INC.,		Witness Signature
a Maryland corporation
Christina Rivera
Print Witness Name

By:	/s/ David N.T. Watson
Name:	David N.T. Watson
Title:	Vice President

PHOENIX MANAGEMENT
COMPANY, LLC, a Michigan limited
liability company

By:	/s/ David N.T. Watson
Name:	David N.T. Watson
Title:	Authorized Signatory

AMERICAN CONSOLIDATED
TECHNOLOGIES, L.L.C.,
a Michigan limited liability company

By:	/s/ David N.T. Watson
Name:	David N.T. Watson
Title:	Authorized Signatory

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THE TITLE COMPANY IS MADE A PARTY HERETO SOLELY AS TO ITS OBLIGATIONS TO CONSUMMATE THE CLOSING PURSUANT TO THE TERMS SET FORTH HEREIN:

“TITLE COMPANY”

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

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EXHIBIT A

THE PROPERTY

The “Properties” are comprised of all the following property now or on the Closing Date:

(a)                     The following “Real Properties”: (i) each “Land” more particularly described on Schedule 1 attached hereto; (ii) the “Improvements”, which mean all property which is attached or appurtenant thereto (“Fixtures”) and all buildings, improvements and structures, including parking lots and structures, roads, drainage and other utility structures and other so-called “infrastructure” improvements; and (iii) all rights, titles and interests which pass by operation of law with the conveyance of the fee simple estate in such Land and Improvements; and

(b)                     The following “Personal Property”, excluding, however, the personal property described on Schedule 2 attached hereto: the “Intangible Property”, which means (i) to the extent legally transferable by Seller, all permits, licenses, approvals, entitlements and other governmental and utility service provider and other quasi-governmental authorizations, including any certificates of occupancy, that Seller now holds in connection with the ownership, planning, development, construction, use, operation or maintenance of any Property for the purposes described in the Lease, and all amendments, modifications, supplements, general conditions and addenda thereto (“Permits”), (ii) to the extent legally transferable by Seller, all expressed or implied material warranties, representations and guaranties with respect to any Property that Seller now holds or is the beneficiary (“Warranties”), (iii) Seller’s rights in and to all drawings, plans, specifications, blueprints, studies, structural reviews, and engineering, soil, seismic, geologic, architectural and other reports relating solely to any Property and all amendments, modifications, supplements, general conditions and addenda thereto (“Plans and Specifications”), (iv) Seller’s legal and equitable claims, causes of action and rights against the architects, engineers, designers, contractors, subcontractors, suppliers and materialmen and any other party who has supplied labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, marketing, construction, manufacturing or operation of any of the Properties; (v) any contracts of sale affecting any of the Properties and all deposits in connection therewith, (vi) Seller’s rights in or under the casualty and liability insurance policies covering any of the Properties, and (vii) all of Seller’s rights in any, water rights and reservations, and zoning rights related to any of the Real Properties.

Exhibit A-1

Schedule 1 to Exhibit A

Legal Description of each Land

[See Attached]

Schedule 1 to Exhibit A

Legal Description

(Fort Myers)

Real property in the County of Lee, State of Florida, described as follows:

A tract or parcel of land lying in the Southwest 1/4 of the Southeast 1/4 of Section 26, and the Northwest 1/4 of the Northeast 1/4 of Section 35, Township 45 South, Range 24 East, Lee County, Florida, which tract or parcel is described as follows:

Commencing at the East quarter, quarter section corner on the line dividing said Sections 26 and 35, run Westerly along said section line for 75 feet to a concrete monument on the Westerly line of the right-of-way of Canal “I” of the former Iona Drainage District and the point of beginning of the lands herein described. From said point of beginning, run Southwesterly along the Westerly side of said right-of-way, for 327 feet; thence run Northwesterly perpendicular to said right-of-way line, for 406.35 feet to the point on the Southeasterly right-of-way line of a County Road sometimes known as the Iona Cutoff Road or Gladiolus Drive; thence run Northeasterly to Easterly along the arc of a curve to the right of radius 666.78 feet and along said Southeasterly right-of-way line, for 555.11 feet to a point of tangency on the line 40 feet North of and parallel with said section line between Sections 26 and 35; thence run East along said parallel line for 10.78 feet to a concrete monument on the Westerly right-of-way line of said Canal “I”; thence run Southeasterly along said right-of-way line for 42.27 feet to the point of beginning.

Schedule 1 to Exhibit A

Legal Description

(Cape Coral)

Real property in the County of Lee, State of Florida, described as follows:

Lots 18, 19, 20, 21, 22, 23, 24, 25 and 26, Block 799, Cape Coral Unit 22, according to plat thereof recorded in Plat Book 14, Pages 1 to 16 incl., Public Records of Lee County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Naples)

Real property in the County of Collier, State of Florida, described as follows:

All of Tract B3, as shown on the Plat of Southwest Professional Health Park, according to the plat thereof as recorded in Plat Book 28, Pages 53 and 54, of the public records of Collier County, Florida.

Together with non-exclusive appurtenant easements as created by that certain Declaration of Restrictions of Southwest Professional Health Park recorded in Official Records Book 2327, Page 2959; as amended in Official Records Book 3145, Page 2725, of the Public Records of Collier County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Port Charlotte)

Real property in the County of Charlotte, State of Florida, described as follows:

Lots 1 and 2, Block 4, Port Charlotte Plaza Section Six, according to plat thereof recorded in Plat Book 15, Page 50, Public Records of Charlotte County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Arcadia)

Real property in the County of DeSoto, State of Florida, described as follows:

PARCEL 1:

All of Lots 14 and 16, Block “G”, Gilchrist’s and Baldwin’s Subdivision of Arcadia, a subdivision according to the map or plat thereof recorded in Plat Book 1, Page 66, of the Public Records of DeSoto County, Florida.

PARCEL 2:

The South 1/2 of Lot 7 and all of Lots 9, 11, 13, 15 and 17, Block “G”, Gilchrist’s and Baldwin’s Subdivision of Arcadia, a subdivision according to the map or plat thereof recorded in Plat Book 1, Page 66, of the Public Records of DeSoto County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Sarasota)

Real property in the County of Sarasota, State of Florida, described as follows:

Commence at the Northwest corner of the Southeast 1/4 of Section 21, Township 36 South, Range 18 East, Sarasota County, Florida; thence South 00° 15’39” West, along the West line of said Southeast 1/4, 40.00 feet to the South right-of-way line of Fruitville Road (State Road No. 780) for the Point of Beginning; thence continue South 00° 15’39” West, along said West line of the Southeast 1/4, 391.00 feet to the Southwest corner of those certain lands as described in Official Records Book 1679, Page 352, of the public records of Sarasota County, Florida; thence South 89° 42’41” East, parallel with the North line of said Southeast 1/4, and also along the South line of said lands, 205.00 feet to the Southeast corner of said lands; thence North 00° 15’39” East, parallel with the West line of said Southeast 1/4, and also along the East line of said lands described in Official Records Book 1679, Page 352, and the East line of the lands of, or formerly of Silva, and also along the East line of those certain lands described in Official Records Book 1554, Page 834, of the public records of Sarasota County, Florida, 388.69 feet to the South right-of-way of said Fruitville Road, said point being the Southeast corner of lands described in Order of Taking per Official Records Book 1933, Page 2371 (Parcel 122); thence Westerly, along said right-of-way and also along the arc of a curve, concave to the South, and having a radius of 3760.72 feet, a distance of 50.05 feet to the West line of lands described in Official Records Book 1554, Page 834; thence North 00° 13’13” East, along said West line, 0.92 feet; thence North 89° 42’41” West, along a line that is 40 feet South of, and parallel with the North line of said Southeast 1/4,155.00 feet to the Point of Beginning.

Together with that certain easement for ingress and egress as created in that certain Easement recorded in Official Records Book 2155, Page 1520, Public Records of Sarasota County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Englewood)

Real property in the County of Sarasota, State of Florida, described as follows:

Lots 2 and 3, Englewood Medical Center, according to plat thereof recorded in Plat Book 35, Pages 20 through 20-C, of the Public Records of Sarasota County, Florida, being in Section 32, Township 40 South, Range 20 East.

Together with non-exclusive appurtenant easements as created by that certain Declaration for Englewood Medical Center Association, Inc. recorded in Official Records Book 2313, Page 2264, as amended in Official Records Book 2463, Page 2175, and Official Records Instrument Number 200414288, Public Records of Sarasota County, Florida.

AND

Together with that certain easement for use of the existing stormwater retention and treatment facilities as granted in that certain Stormwater Retention Easement Agreement recorded in Official Records Instrument Number 2007072409, Public Records of Sarasota County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Venice)

Real property in the County of Sarasota, State of Florida, described as follows:

Lots 11 and 12, Venice Avenue Commercial Subdivision, according to the plat thereof recorded in Plat Book 33, Pages 21 through 21D, of the Public Records of Sarasota County, Florida.

Together with non-exclusive appurtenant easements as created by that certain Declaration of Covenants and Restrictions of Venice Avenue Commercial Subdivision recorded in Official Records Book 2211, Page 2443, as amended in Official Records Book 2258, Page 1480, Public Records of Sarasota County, Florida.

AND

Together with that certain easement for ingress and egress and driveway purposes as created in that certain Cross Easement recorded in Official Records Instrument Number 1998154256, Public Records of Sarasota County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Key West)

Real property in the County of Monroe, State of Florida, described as follows:

A part of Tract 5 as shown on “Plat of Survey of Lands on the Island of Key West, Monroe County, Florida” recorded in Plat Book 3, Page 35 of the public records of Monroe County, Florida, and described as follows:

Commencing at the Northeast corner of said Tract 5; thence South 84 degrees 14’ 40” West 30 feet along the Southerly right-of-way line of North Roosevelt Boulevard to the Point of Beginning; thence South 05 degrees 45’ 20” East for a distance of 150.00 feet to a point; thence South 84 degrees 14’ 40” West 70.00 feet to a point; thence North 05 degrees 45’ 20” West for a distance of 150.00 feet to the North boundary of said Tract 5; thence North 84 degrees 14’ 40” East along the North boundary line of said Tract 5 for a distance of 70.00 feet to the Point of Beginning.

Together with that certain non-exclusive perpetual easement for vehicular and pedestrian ingress and egress as created in that certain Easement Agreement recorded in Official Records Book 2053, Page 1646, Public Records of Monroe County, Florida.

Schedule 1 to Exhibit A

Legal Description

(Berlin, MD)

All of those lots or parcels of land located in Worcester County, Maryland, and more particularly described as follows:

All that property lying and being situate in the Town of Berlin, in the Third Election District, Worcester county, Maryland, being more particularly designated and distinguished as Unit Number 200, in “Phase Two Berlin Professional Center, a Commercial Condominium” a condominium which has been established by Condominium Declaration and By-Laws made by Milford Street Associates, Inc., dated January 3,1994, and recorded among the Land records of Worcester County, Maryland, in liber R.H.O. No. 2011, folio 382, et seq., and amended by First Amendment dated October 6,1994, and recorded in Liber R.H.O. No. 2099, folio 335, et seq., all as said Unit and Condominium are defined in the Declaration as shown on those certain plats described and recorded with Declaration in Plat Book R.H.O. No. 140, folio 27, et seq., and including an undivided percentage interest in the common elements of said condominium as more particularly referred to and specified with respect to the unit in the Declaration and as shown on the aforesaid Condominium Plats.

Schedule 1 to Exhibit A

Legal Description

(Monroe, MI)

Real property in the Township of Frenchtown, County of Monroe, State of Michigan, described as follows:

Part of Private Claims 53 and 652, described as: Commencing 1498.02 feet North 24 degrees 30 minutes East from the intersection of the centerline of North Macomb Street and the South line of Lemerand Street extended; thence North 65 degrees 40 minutes 00 seconds West 549.00 feet; thence North 24 degrees 30 minutes 00 seconds East 107.00 feet; thence South 65 degrees 40 minutes 00 seconds East 549.00 feet to the centerline of Macomb Street; thence South 24 degrees 30 minutes West 107.00 feet to the point of beginning.

Re: 1085 N. Macomb Street

Tax Item No.: 58-07-053-031-00

Schedule 1 to Exhibit A

Legal Description

(Madison Heights, MI)

Real property in the City of Madison Heights, County of Oakland, State of Michigan, described as follows:

Part of the Northeast 1/4 of Section 12, Town 1 North, Range 11 East, City of Madison Heights, Oakland County, Michigan, described as follows: Beginning at point of distance North 01 degrees 13 minutes 00 seconds East, 1426 feet and North 88 degrees 39 minutes 00 seconds West, 60 feet from the East corner; thence North 88 degrees 39 minutes 00 seconds West, 278.99 feet; thence North 01 degrees 13 minutes 00 seconds East, 128.50 feet; thence South 88 degrees 39 minutes 00 seconds East, 278.99 feet; thence South 01 degrees 13 minutes 00 seconds West, 128.50 feet to the point of beginning.

Re: 30365 Dequindre Avenue

Tax Item No.: 25-12-227-038

Schedule 1 to Exhibit A

Schedule 2 to Exhibit A

Excluded Personal Property

1. All furnishings, equipment, tools, machinery, trade fixtures, appliances and other tangible personal property (other than the Fixtures) owned by Seller (including computer equipment, food, supplies, linens, clothing, medical records, vehicles and any personal property owned by patients, tenants and invitees of any Property).

Schedule 2 to Exhibit A

EXHIBIT B

CLOSING DELIVERIES AND ALLOCATION OF COSTS

I. Deliveries to Title Company.

A.                         Deliveries by Seller. Prior to the Closing, Seller shall cause to be delivered to Title Company:

1.                         A duly executed and acknowledged special or limited warranty “Deed” in a form reasonably approved by Buyer conveying each Land and related Improvements to Buyer (or an Affiliate of Buyer).

2.                         Payoff letters from the holders or claimants of, or with respect to, any encumbrance or monetary lien affecting any Property.

3.                         Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with any Deed by any state, city or county agency having jurisdiction over any Property or the transactions contemplated hereby.

B.                         Deliveries by Buyer. Buyer shall cause to be delivered to Title Company:

1.                         At the Closing, an amount equal to the Purchase Price plus Buyer’s share of any closing costs or prorations pursuant to Section 4 by wire transfer to Title Company in same day available funds, with irrevocable written direction to disburse the same to the Seller at Closing in accordance with the terms of this Agreement.

II. Deliveries to Parties.

The parties shall cause to be delivered the following, all of which shall be in form and substance acceptable to the receiving party, and each of which shall be dated the Closing Date, duly executed by the delivering (or other appropriate) party and acknowledged by a notary public where applicable.

A.                         Deliveries by Seller. Seller shall cause to be delivered to Buyer:

1.                         A “Bill of Sale” for the Personal Property in the form of Schedule 1 attached hereto.

2.                         A “Certificate of Non-Foreign Status” in the form of Schedule 2 attached hereto.

3.                         The related Lease between Buyer, as landlord, and Seller, as “Tenant” in the form attached to the Agreement as Exhibit “D” (the “Lease”).

Exhibit B-1

4.                         The “Lease Guaranty” from Radiation Therapy Services, Inc., a Florida corporation (“Guarantor”) guaranteeing Tenant’s obligations under the Lease.

5.                         Any prorated rent under the Lease for the period from the Closing Date through the end of the calendar month in which the Closing occurs plus the first full month’s rent payment under the Lease.

6.                         A “Closing Certificate” in the form of Schedule 3 attached hereto.

7.                         Certificates of insurance for the Property as are required pursuant to the Lease, showing Buyer as an additional insured and loss payee, with appropriate provisions for prior notice to Buyer in the event of cancellation or termination of such policies.

8.                         Such evidence of the due execution, delivery and authorization of documents executed by Seller in connection with this Agreement and the transactions contemplated hereunder as Buyer may reasonably request.

9.                         Such other documents and instruments as may be reasonably requested by Buyer or Title Company in order to consummate the transactions described in this Agreement.

B.                         Deliveries by Buyer. Buyer shall cause to be delivered to Seller:

1.                         The Lease.

2.                         Such evidence of the due execution, delivery and authorization of documents executed by Buyer in connection with this Agreement and the transactions contemplated hereunder as Seller may reasonably request.

3.                         Such other documents and instruments as may be reasonably requested by Seller or Title Company in order to consummate the transactions described in this Agreement.

C.                      Deliveries by Both Buyer and Seller. Buyer and Seller shall jointly deliver all notices of change of ownership or other similar notices required by any governmental or quasi-governmental authority or agency having jurisdiction over any of the Properties or any activities occurring on any of the Properties or deemed reasonably advisable by Buyer.

III. Allocation of Closing Costs.

A.                         Seller’s Costs. Seller shall pay all of the following:

1.                         Any and all state, municipal or other documentary, transfer, sales or use taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any agreement

Exhibit B-2

or commitment described or referred to herein or the transactions contemplated herein.

2.                         Any and all broker’s fees or similar fees claimed by any party employed by Seller in connection with the transactions contemplated herein.

3.                         Seller’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments and documents required to be delivered, or to cause to be delivered, by Seller hereunder, including the cost of all performances by Seller of its obligations hereunder.

4.                         With respect to those Properties located in Michigan, all expenses of or related to the issuance of the Title Policy for such Properties. With respect to those Properties located in Florida, one-half (1/2) of all expenses of or related to the issuance of the Title Policy for such Properties.

5.                         One-half (1/2) of all escrow fees and charges.

B.                         Buyer’s Costs. Buyer shall pay all of the following:

1.                         Any and all broker’s fees or similar fees claimed by any party employed by Buyer in connection with the transactions hereunder, provided, however, Buyer shall not be deemed to have employed any party by merely receiving information concerning Seller, the Property or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential.

2.                         All costs of any ALTA surveys, site inspections or environmental audits required by Buyer and relating to the Property.

3.                         Buyer’s legal, accounting and other professional fees and expenses and the cost of all certificates, instruments and documents required to be delivered by Buyer hereunder, including the cost of all performances by Buyer of its obligations hereunder.

4.                         With respect to the Property located in the state of Maryland, all expenses of or related to the issuance of the Title Policy for such Property. With respect to those Properties located in Florida, one-half (1/2) of all expenses of or related to the issuance of the Title Policy for such Properties. With respect to all Properties, any endorsements to any Title Policy.

5.                         The charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement (excluding any memoranda of lease or subordination agreements requested by Seller) or any agreement or document described or referred to herein

Exhibit B-3

6.      One-half (1/2) of all escrow fees and charges.

Exhibit B-4

Schedule 1 to Exhibit B

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of September 30, 2008, by 21ST CENTURY ONCOLOGY, INC., a Florida corporation; MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation; AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C., a Michigan limited liability company (successor by conversion from American Consolidated Technologies, a Michigan co-partnership), and PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company; (collectively, “Seller”), in favor of NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Buyer”), pursuant to the Purchase and Sale Agreement dated as of September 30, 2008, between Buyer and Seller (each capitalized term used herein but not otherwise defined shall have the meaning given the term in such Agreement) with respect to the Real Properties as defined in such Agreement.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Seller does hereby grant, bargain, sell, convey, assign, transfer, set over, deliver to and vest in Buyer, its successors and assigns forever, all of Seller’s right, title and interest in and to all of the Fixtures and the Personal Property. Seller hereby represents and warrants to Buyer that it is the owner of all right, title and interest in and to such property, that the property is free and clear of all liens, charges and encumbrances and that it has full right, power and authority to sell the property and to make this Bill of Sale and Assignment. Seller shall warrant and forever defend title to such property for Buyer.

IN WITNESS WHEREOF, Seller has executed this document as of the date first above written.

“SELLER”

[SELLER SIGNATURE BLOCK]

Schedule 1 to Exhibit B

Schedule 2 to Exhibit B

CERTIFICATE OF NON-FOREIGN STATUS

21ST CENTURY ONCOLOGY, INC., a Florida corporation; MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation; AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C., a Michigan limited liability company (successor by conversion from American Consolidated Technologies, a Michigan co-partnership), and PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company (collectively, “Seller”), is the owner of certain real properties located at                                                                                                                                                     which it is selling to NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Buyer”), under that certain Purchase and Sale Agreement dated as of September 30, 2008 (the “Agreement”).

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax will not be required when the above-referenced real property is transferred pursuant to the Agreement, the undersigned hereby certifies the following on behalf of Seller:

1.                  Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder;

2.                          Seller is not a “disregarded entity” as defined in §1445-2(b)(2)(iii);

3.                          Seller’s U.S. employer identification number is                             ; and

4.                          Seller’s office address is                                 .

Seller understands that this Certificate may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated as of: September 30, 2008

“SELLER”

[SELLER SIGNATURE BLOCK]

Schedule 2 to Exhibit B

Schedule 3 to Exhibit B

CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE is made as of September 30, 2008, by 21ST CENTURY ONCOLOGY, INC., a Florida corporation; MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation; AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C., a Michigan limited liability company (successor by conversion from American Consolidated Technologies, a Michigan co-partnership), and PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company (collectively, “Seller”), to NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Buyer”).

Pursuant to Section 5.1(e)(ii) of the Purchase and Sale Agreement dated as of September 30, 2008, between Seller and Buyer (the “Agreement”), Seller hereby represents and warrants to Buyer that each and all of the representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof as if made on and as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

“SELLER”

[SELLER SIGNATURE BLOCK]

Schedule 3 to Exhibit B

EXHIBIT C

CERTAIN DEFINITIONS

ENVIRONMENTAL DEFINITIONS

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any Land or any Improvements or located on or present on or under any Land or any Improvements.

“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants as to which liability or standards of conduct are imposed under Laws relating to Hazardous Materials, which pose a hazard to any Property or to persons on or about such Property or cause any Property to be in violation of any Law relating to Hazardous Materials; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of poly chlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority because of its dangerous or deleterious properties or characteristics or would pose a hazard to the health and safety of the occupants of any Property or the owners and/or occupants of property adjacent to or surrounding such Property, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Phase I Reports” shall mean, collectively, the Phase I site assessments prepared by Vertex Environmental Services, Inc. at Buyer’s request during its due diligence investigations.

OTHER DEFINITIONS

“Affiliate” shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Business Day” shall mean a day other than Saturday, Sunday or any day on which banking institutions in the State of California are authorized by law or other governmental action to close. All other references to “days” in this Agreement shall refer to calendar days.

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

Exhibit C-1

“CC&R’s” shall mean covenants, conditions and restrictions or similar use, maintenance or ownership obligations encumbering or binding upon any Real Property.

Exhibit C-2

EXHIBIT D

MASTER LEASE

Attached

MASTER LEASE

This “Master Lease” is entered into as of September 30, 2008 (the “Effective Date”) between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Landlord”), and 21ST CENTURY ONCOLOGY, INC., a Florida corporation; MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Maryland corporation; PHOENIX MANAGEMENT COMPANY, LLC, a Michigan limited liability company, and AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C., a Michigan limited liability company (successor by conversion from American Consolidated Technologies, a Michigan co-partnership) (collectively, “Tenant”), for the real properties and improvements thereon (collectively, the “Facilities”) set forth on Schedule 1, as legally described on Exhibit A, (the “Premises”), each used as a radiation or oncology related medical office building (individually as so utilized, as such utilization may be changed pursuant to Section 7.1 (a), and collectively, the “Business”). Pursuant to its concurrent Guaranty, Radiation Therapy Services, Inc., a Florida corporation (“Guarantor”) has guaranteed Tenant’s obligations hereunder. In consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases the Premises to Tenant for the Term upon the terms and conditions provided below. Certain capitalized terms used in this Master Lease are defined on Exhibit E.

RECOGNITION OF MASTER LEASE;
IRREVOCABLE WAIVER OF CERTAIN RIGHTS

Tenant and Landlord each acknowledge and agree that this Master Lease constitutes a single, indivisible lease of the entire Premises, and the Premises constitutes a single economic unit. The Minimum Rent, Additional Rent, other amounts payable hereunder and all other provisions contained herein have been negotiated and agreed upon based on the intent to lease the entirety of the Premises as a single and inseparable transaction, and such Minimum Rent, Additional Rent, other amounts and other provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Any Event of Default under this Master Lease shall constitute an Event of Default as to the entire Premises.

Tenant and Guarantor each acknowledge and agree that Landlord is entering into this Master Lease as an accommodation to Tenant and Guarantor. Each of the entities comprising Tenant and Guarantor, in order to induce Landlord to enter into this Master Lease, to the extent permitted by law:

A. Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the first sentence of this Section are true, correct and complete;

B. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Master Lease is a new and de novo lease, separate and distinct from any other lease between any of the entities comprising Tenant and any of the entities comprising Landlord that may have existed prior to the date hereof;

C. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Master Lease is a single lease pursuant to which the collective Premises are demised as a whole to Tenant;

D. Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Master Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed, rejected or assigned; and

E. Forever knowingly waives and relinquishes any and all rights under or benefits of the provisions of the Federal Bankruptcy Code Section 365 (11 U.S.C. § 365), or any successor or replacement thereof or any analogous state law, to selectively or individually assume, reject or assign the multiple leases comprising this Master Lease following a determination or finding in the nature of that described in the foregoing Section D.

16. Term. The “Term” of this Master Lease is the Initial Term plus all Renewal Terms, and a “Lease Year” is the twelve (12) month period commencing on October 1 of each year of the Term; provided, however, that the first Lease Year shall commence on September 30, 2008 and end on September 30, 2009. The “Initial Term” commences on September 30, 2008 and ends on September 30, 2028, and may be extended for four (4) separate “Renewal Terms” of five (5) years each if: (a) at least twelve (12), but not more than fifteen (15) months prior to the end of the then current Term, Tenant delivers to Landlord a “Renewal Notice” that it desires to exercise its right to extend this Master Lease for one (1) Renewal Term; and (b) there is no Event of Default on the date Landlord receives the Renewal Notice (the “Exercise Date”) or on the last day of the then current Term.

17. Rent. During the Term, Tenant shall pay Landlord “Rent” consisting of “Minimum Rent” plus “Additional Rent” determined as provided in this Section 2; provided, the Rent for any Lease Year shall not be less than one hundred percent (100%) of the Rent for the previous Lease Year. The Rent for any month that begins or ends on other than the first or last day of a calendar month shall be prorated based on actual days elapsed.

17.1 Initial Term Rent. During the Initial Term, “Minimum Rent” is $3,318,476.49 annually, payable in advance in twelve (12) equal monthly installments. Commencing with the second (2nd) Lease Year and continuing thereafter during the Term (excluding the first Lease Year of any Renewal Term), Tenant agrees to pay “Additional Rent” to Landlord monthly in advance together with the payment of Minimum Rent. Such Additional Rent (which shall be expressed as an annual amount but shall be payable in equal monthly installments) shall be equal to the sum of (a) the Additional Rent for the immediately preceding Lease Year, and (b) the product of (i) the Minimum Rent and Additional Rent (if any) due for the immediately preceding Lease Year and (ii) three percent (3.0%).

17.2 Renewal Term Rent. To establish a fair market Minimum Rent for the Premises during the Renewal Terms, the Minimum Rent for the first three (3) Renewal Terms shall be reset and expressed as an annual amount equal to the greater of: (i) one hundred three percent (103%) of the Minimum Rent and Additional Rent due for the immediately preceding Lease Year, or (ii) the Fair Market Rent of the Premises on the Exercise Date as established pursuant to Exhibit C, provided, however, in no event shall the Minimum Rent for the Premises during the first Lease Year of such Renewal Term(s) be greater than one hundred ten percent

(110%) of the Minimum Rent and Additional Rent for the immediately preceding Lease Year. The Minimum Rent for the Premises during the fourth Renewal Term, if any, shall be reset and expressed as an annual amount equal to the Fair Market Rent of the Premises on the Exercise Date. Commencing with the second (2nd) Lease Year of a Renewal Term and continuing each Lease Year of such Renewal Term thereafter, “Additional Rent” shall be calculated as provided in Section 2.1 and as so calculated shall be payable in monthly installments throughout the remainder of such Renewal Term.

17.3 Payment Terms. All Rent and other payments to Landlord shall be paid by wire transfer or ACH (Automated Clearing House) only. Minimum Rent and Additional Rent shall be paid in advance in equal monthly installments on or before the first (1st)Business Day of each calendar month.

17.4 Absolute Net Lease. All Rent payments shall be absolutely net to Landlord, free of any and all Taxes, Other Charges, and operating or other expenses of any kind whatsoever, all of which shall be paid by Tenant. Tenant shall continue to perform its obligations under this Master Lease even if Tenant claims that it has been damaged by Landlord. Thus, Tenant shall at all times remain obligated under this Master Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant’s sole right to recover damages against Landlord under this Master Lease shall be to prove such damages in a separate action.

18. Late Charges. The late payment of Rent or other amounts due will cause Landlord to lose the use of such money and incur administrative and other expenses not contemplated under this Master Lease. While the exact amount of the foregoing is extremely difficult to ascertain, the parties agree that as a reasonable estimate of fair compensation to Landlord, if any Rent or other amount is not paid within (i) five (5) days after the due date for such payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to three percent (3%) of such delinquent amounts, and (ii) ten (10) days after the due date for such payment, such unpaid amount shall accrue interest from such date at the “Agreed Rate” of five percent (5%) plus the prime rate of interest as published in the Wall Street Journal on the eleventh (11th) day after the due date for such payment.

19. Security Deposit. Except as set forth herein, Tenant shall not be required to deposit a security deposit with Landlord. Notwithstanding the foregoing, if, at any time, Guarantor’s Debt to Equity Ratio (as defined in Exhibit E) exceeds 1.50 to 1.00 then within ten (10) Business Days of receipt of Landlord’s written request Tenant and Landlord shall enter into a Letter of Credit Agreement substantially in the form attached hereto as Exhibit G (the “Letter of Credit Agreement”), pursuant to which Tenant shall deposit with Landlord one (1) or more letters of credit in an undrawn face amount equal to two (2) months of the then Rent as a “Security Deposit” against the faithful performance by Tenant of this Master Lease. The Security Deposit may again be reduced to zero upon Guarantor’s Debt to Equity Ratio for any two (2) consecutive calendar quarters being less than 1.50 to 1.00 as evidenced by (a) Guarantor providing Landlord with financial statements conforming to the requirements set forth in Exhibit F demonstrating that Guarantor’s Debt to Equity Ratio for any two (2) consecutive quarters is less than 1.50 to 1.00 and (b) Guarantor delivering to Landlord an officer’s certificate executed by Guarantor’s chief financial officer (or similar financial officer) certifying that such financial statements have been prepared in accordance with generally accepted accounting principles and accurately present the financial position of Guarantor. Upon the satisfaction of the foregoing requirements, then the Security Deposit shall be reduced to zero (subject to Guarantor’s Debt to Equity Ratio at any time again exceeding 1.50 to 1.00 in which case Tenant and Guarantor shall once again be required to comply with the provisions of this Section 4, including, without limitation, entering into a new Letter of Credit Agreement with Landlord) and (i) Landlord and Tenant shall have no further liability to each other under the then existing Letter of Credit Agreement and (ii) within ten (10) Business Days after Guarantor provides Landlord with the financial statements and officer’s certificate evidencing Guarantor’s Debt to Equity Ratio for any two (2) consecutive quarters being less than 1.50 to 1.00, Landlord shall rescind in writing and return the then existing letter(s) of credit to the issuer.

20. Taxes and Other Charges. At the end of the Term, all Taxes and Other Charges shall be prorated. If Tenant has prepaid any Taxes or Other Charges for periods extending beyond the end of the Term, Landlord shall, within forty-five (45) days of the expiration of the Term, reimburse Tenant for such Taxes and Other Charges, which obligation shall survive the expiration or earlier termination of this Lease. Landlord shall promptly forward to Tenant copies of all bills and payment receipts for Taxes or Other Charges received by it. Subject to Section 5.1 and Landlord’s obligations to make payments from the Tax Impound pursuant to Section 5.2 below, Tenant shall pay and discharge (including the filing of all required returns), prior to delinquency or imposition of any fine, penalty, interest or other cost (“Penalty”) the following: (i) “Taxes”, consisting of any property (real and personal) and other taxes and assessments levied or assessed with respect to this Master Lease or any portion of the Premises, including, without limitation, any state or county occupation tax, transaction privilege, franchise taxes, business privilege, rental tax or other excise taxes, and other assessments levied or assessed against the Premises, Tenant’s interest therein or Landlord (with respect to this Master Lease and/or the Premises, but excluding any local, state or federal income tax based upon the net income or excess profits of Landlord, any capital gains tax imposed on Landlord in connection with the sale of all or any portion of the Premises to any Person and any transfer tax or stamps for Landlord’s transfer of any interest in any portion of the Premises to any Person other than Tenant or any of its Affiliates), which shall be borne by Landlord, and (ii) “Other Charges”, consisting of any utilities and other costs and expenses of the Business and operation, possession or use of any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term. Tenant may pay all of any portion of the Taxes or the Other Charges in permitted installments (whether or not interest accrues on the unpaid balance) when due and before any Penalty. Tenant will furnish to Landlord, promptly after demand therefor, proof of payment of Taxes and Other Charges which are paid by Tenant.

20.1 Protests. Each party has the right, but not the obligation, in good faith to protest or contest (a “Protest”) in whole or in part (i) the amount or payment of any Taxes or Other Charges and (ii) the existence, amount or validity of any Lien (as defined in Section 8.1) by appropriate proceedings sufficient to prevent its collection or other realization and the sale, forfeiture or loss of any portion of the Premises or Rent to satisfy it (so long as, in the case of any Protest or contest by Tenant, Tenant provides Landlord with reasonable security to assure the foregoing, which security may take the form of a title indemnity (in a form reasonably acceptable to Landlord and from a national title company reasonably acceptable to Landlord) or payment of the amount due the lien claimant), provided that if as a result of any Protest initiated by

Landlord, such Taxes, Other Charges or the amount of any Lien increases above the protested amount, such increase shall be borne exclusively by Landlord. Each party shall diligently prosecute any such Protest initiated by it at its sole cost and expense. In connection with any Protest that Tenant is diligently pursuing regarding Taxes, subject to Landlord’s obligation to make payments from the Tax Impound pursuant to Section 5.2, Tenant shall pay the Taxes that are the subject of such Protest before the imposition of any Penalty. In connection with any Protest that Tenant is diligently pursuing regarding any Other Charges or Liens, Tenant shall pay such Other Charges or pay such Liens (or otherwise cause them to be removed) before any part of the Premises or any Rent therefrom or interest therein is in any danger of being sold, forfeited, attached or lost. At Tenant’s sole cost and expense, Landlord will cooperate fully in any Protest that involves an amount assessed against it and, at Tenant’s request, in the case of any Protest in which Tenant is prohibited from solely prosecuting such proceedings by applicable law.

20.2 Impound. Tenant shall include with each Minimum Rent payment a deposit of one-twelfth (l/12th) of the amount required to discharge the annual amount of real property Taxes secured by a Lien encumbering any portion of the Premises (“Real Property Taxes”) as and when they become due (the “Tax Impound”). The amounts held by Landlord in the Tax Impound shall be applied by Landlord directly to the payment of the Taxes in a timely fashion and prior to the imposition of any Penalty, and, except if resulting from insufficient funds in the Tax Impound, if any Penalty results from Landlord’s failure to timely make any such payment, such Penalty shall be paid by Landlord. The Tax Impound shall be calculated on the basis of the most recent available levy applied to the most recent available assessment of Real Property Taxes. The Tax Impound shall not be held by Landlord in trust or as an agent of Tenant, but rather shall be applied by Landlord to the Taxes. The Tax Impound shall earn interest on an annual basis based upon the average interest earned during such year by Landlord on its cash deposits. Interest earned on the Tax Impound for a given Lease Year shall, at Tenant’s election either (a) be paid to Tenant within thirty (30) days of the end of the Lease Year, or (b) in the case of (i) a Lease Year that is not the final Lease Year, be credited against the amount of Tax Impound due from Tenant to Landlord for the first month (or additional month(s) if such credit exceeds the amount of Tax Impound due for such first month) of the subsequent Lease Year, or in the case of (ii) the final Lease Year, paid to Tenant within thirty (30) days of the expiration of the Term or earlier termination of this Master Lease. If at any time within thirty (30) days prior to the due date the Tax Impound shall be insufficient for the payment of the obligation in full, Tenant shall within ten (10) days after demand deposit the deficiency with Landlord. If the Tax Impound is in excess of the actual obligation, at Tenant’s election any excess funds shall either (x) be paid to Tenant within thirty (30) days of the end of the Lease Year, or (y) in the case of (1) a Lease Year that is not the final Lease Year, be credited against the amount of Tax Impound due from Tenant to Landlord for the first month (or additional month(s) if such credit exceeds the amount of the Tax Impound due for such first month) of the subsequent Lease Year, or in the case of (2) the final Lease Year, paid to Tenant within thirty (30) days of the expiration of the Term or earlier termination of this Master Lease. Tenant shall forward to Landlord or its designee all Tax bills, bond and assessment statements as soon as they are received and receipts for payment of all Taxes required to be paid by Tenant. If Landlord transfers this Master Lease, it shall transfer the Tax Impound, and all interest earned thereon, to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto.

21. Insurance. All insurance provided for in this Master Lease shall (i) be maintained under valid and enforceable policies issued by insurers licensed and approved to do business in the state(s) where the applicable Facility or portion of the Premises is located and having general policyholders and financial ratings of not less than “A-” and “X”, respectively, in the then current Best’s Insurance Report, (ii) name Landlord as an additional insured and, for the casualty policy referenced in Section 6(a), as the owner and loss payable beneficiary, (iii) be on an “occurrence” basis, (iv) cover all of Tenant’s operations at the applicable Facility or portion of the Premises, (v) provide that the policy may not be canceled except upon not less than thirty (30) days prior written notice to Landlord and (vi) be primary and provide that any insurance with respect to any portion of the Premises maintained by Landlord is excess and noncontributing with Tenant’s insurance. The parties hereby waive as to each other all rights of subrogation (other than with respect to Worker’s Compensation Coverage described below) which any insurance carrier, or either of them, may have by reason of any provision in any policy issued to them, provided such waiver does not thereby invalidate such policy. Original policies or satisfactory insurer certificates evidencing the existence of the insurance required by this Master Lease and showing the interest of Landlord shall be provided to it prior to the commencement of the Term or, for a renewal policy, not less than five (5) days prior to the expiration date of the policy being renewed. If Landlord is provided with a certificate, it may demand that Tenant provide a complete copy of the related policy within fifteen (15) days. Tenant may satisfy the insurance requirements hereunder through coverage under a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Master Lease by reason of the use of such blanket policy of insurance. During the Term, Tenant shall maintain the following insurance and any claims thereunder shall be adjudicated by and at the expense of it or its insurance carrier:

(a) Fire and Extended Coverage with respect to each Facility against loss or damage from all causes under standard “all risk” property insurance coverage with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief or any other risks normally covered under an extended coverage endorsement, in amounts that are not less than the actual replacement value of such Facility and all Tenant Personal Property associated therewith (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction). Additionally, if any Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, insurance with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Facility, in an amount equal to one hundred percent (100%) of the full replacement cost of the Facility, which policies shall insure against physical damage to and loss of occupancy and use of the Facility arising out of an accident or breakdown covered thereunder. Notwithstanding any provision to the contrary herein, insurance coverage for earthquake shall be limited to One Million Dollars ($1,000,000) in the aggregate for the entire Premises and, with respect to the portion of the Premises located in Key West, Florida, the insurance coverage for flood shall not be less than the maximum limit allowable under the National Flood Insurance Program. Further, the flood insurance coverage stated herein concerning actual replacement value of such Facility and all Tenant Personal Property shall only apply to the Facilities located in Englewood, Florida, Venice, Florida, Fort Myers, Florida, and Naples, Florida, and that flood coverage associated with Tenant Personal Property for these Florida locations shall be limited to One Million Dollars ($1,000,000) each location in excess of the limit provided under the National Flood Insurance Program for these Florida locations.

(b) Commercial General Public Liability Coverage with respect to each Facility (including products liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about such Facility, affording the parties protection of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate, which maximum aggregate limit may be satisfied with the combination of commercial general public liability coverage and excess and/or umbrella coverage;

(c) Professional Liability Coverage with respect to each Facility for damages for injury, death, loss of service or otherwise on account of professional services rendered or which should have been rendered, in a minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate;

(d) Worker’s Compensation Coverage with respect to each Facility for injuries sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable legal requirements;

(e) Business Interruption and Extra Expense Coverage with respect to each Facility for loss of rental value for a period not less than one (1) year, covering perils consistent with the requirements of Section 6(a) and providing that any covered loss thereunder shall be payable to the Landlord as its interests may appear, and (A) including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Tenant, Landlord and any other insured thereunder from being a co-insurer, or (B) if such insurance contains a co-insurance provision, with a limit greater than or equal to ten (10) times the amount of annual Minimum Rent and Additional Rent then payable under this Master Lease; and

(f) Deductibles/Self-Insured Retentions for the above policies shall not be greater than One Hundred Twenty Five Thousand Dollars ($125,000). At such times and only so long as policies of insurance with deductibles or self-insured retentions not greater than One Hundred Twenty Five Thousand Dollars ($125,000) are generally not available to operators of businesses similar to that then being conducted at the Premises at commercially reasonable rates, as determined by Landlord in its reasonable judgment, the deductibles or self-insured retentions on the policies of insurance required hereunder may be in such greater amount, as determined by Landlord in its reasonable judgment, that would result in the applicable policies being available at commercially reasonable rates, not to exceed Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding the foregoing, with respect to windstorm/hail coverage, the deductibles/self-insured retentions for a Facility shall be equal to the greater of (i) such amounts permitted under the preceding two sentences, (ii) with respect to only those Facilities located in the State of Florida, $250,000, and (iii) five percent (5%) of the total insurable value of the applicable Facility.

22. Use, Regulatory Compliance and Preservation of Business.

22.1 Permitted Use.

(a) Tenant shall use, operate and occupy each Facility as a radiation or oncology related medical office building and treatment center, and for ancillary services relating thereto, but for no other purpose; provided, however, that Tenant may, with the written approval of Landlord (subject to the succeeding sentence, to be granted or withheld in the exercise of its sole and absolute discretion) change the use of a Facility to a different use so long as Tenant shall continue to use, operate and occupy such Facility for a use in the medical services industry. Landlord, upon the written request of Tenant, shall approve a change in the use of a Facility if the following conditions are met: (i) the proposed change in use is for a use in the medical services industry, (ii) Tenant has obtained and provided to Landlord appraisals (prepared by an appraiser reasonably acceptable to Landlord) that take into account the proposed change in use and that demonstrate to Landlord’s reasonable satisfaction that the fair market value of such Facility after the change in use will equal or exceed the portion of Landlord’s Investment allocable to such Facility, and (iii) Tenant has obtained or agrees to obtain prior to such change in use all licenses, certificates, permits and all other approvals required by law in connection with operating the Facility for the proposed new use. Tenant shall operate each Facility and the Business conducted thereon in a manner consistent with all applicable laws.

(b) Tenant shall continuously and uninterruptedly use, operate and occupy each Facility throughout the Term; provided, however, that (i) Tenant may close down the operations of a Facility in connection with Tenant’s refurbishing, upgrading, or changing the permitted use of such Facility for a commercially reasonable amount of time required to complete such refurbishment, upgrades, or change in use; but in no event shall such period of time exceed two hundred seventy (270) days, and (ii) subject to the Tenant’s restoration obligations contained in this Master Lease, Sections 17 and 18, a Facility may be temporarily closed down to the extent and for the period of time such Facility is untenantable by reason of fire or other casualty or condemnation.

(c) Notwithstanding Tenant’s continuous use obligation contained in Section 7.1 (b), Tenant may elect to discontinue operations at up to two (2) Facilities at any one time during the Term provided that, except as expressly stated herein, there shall be no abatement or reduction of Rent and provided further that: (i) effective on the date two hundred and seventy (270) days after such closure, with respect to each Facility that Tenant elects to so close, the amount of annual Minimum Rent then payable by Tenant under this Master Lease shall be increased by an amount equal to the Facility Closure Rent Increase (as defined below), (ii) on the date that is twelve (12) months from the date after such initial Facility Closure Rent Increase and provided such Facility remains closed, the amount of annual Minimum Rent then payable by Tenant under this Master Lease shall again be increased by an amount equal to the Facility Closure Rent Increase, (iii) Tenant shall give written notice to Landlord within ten (10) days after Tenant elects to cease operation, (iv) Tenant shall provide adequate protection and maintenance of any Facility during any period of vacancy, and (v) Tenant shall comply with all applicable laws and comply with the terms and conditions of this Master Lease other than the continuous use covenant set forth in Section 7.1(b). As used herein “Facility Closure Rent Increase” shall mean an amount equal to the product of (x) a fraction, the numerator of which is Landlord’s Investment and the denominator of which is twelve (12) and (y) one-half of one percent (0.5%). If at anytime during the Term of this Master Lease, a Facility that was closed resulting in a Facility Closure Rent Increase pursuant to this Section 7.l(c) is re-opened or is no longer included as part of the Premises pursuant to Sections 17, 18, 24, or otherwise, upon the date such Facility is re-opened or no longer included in the Premises, annual Minimum Rent shall be reduced by any Facility Closure Rent Increase imposed in connection with the closure of such Facility.

22.2 Regulatory Compliance. Tenant, each Facility and the other portions of the Premises shall comply in all material respects with all licensing and other laws and all CC&R’s and other use or maintenance requirements applicable to the Business conducted thereon and, to the extent applicable, all Medicare, Medicaid and other third-party payor certification requirements, including timely filing properly completed cost and other required reports, timely paying all expenses shown thereon, and ensuring that each Facility, to the extent required in connection with the then permitted use pursuant to Section 7.1 (a), continues to be fully certified for participation in Medicare and Medicaid throughout the Term. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting any Facility. All inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Tenant. In addition, Tenant shall operate each Facility in full compliance with the applicable provisions of the Medicare Anti-Kickback Law, 42 U.S.C. 1320a-7(b), and the Stark Self-Referral Prohibition Act, 42 U.S.C. 1395nn et. seq., as the same may be modified, supplemented or replaced from time to time, and all regulations promulgated thereunder from time to time.

22.3 Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, Landlord covenants that Tenant may peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant, subject to Sections 17 or 18.

22.4 Right of First Opportunity. So long as Landlord is not in default under this Master Lease, in the event that at any time during the Term Tenant, or an Affiliate, elects to enter into a sale-leaseback transaction with respect to a Target Facility and market such opportunity to any third party that is not an employee, investor, owner, or Affiliate of Tenant (the “Right of First Opportunity Event”), the following provisions shall apply:

(a) “Target Facility” shall mean a healthcare facility or facilities of comparable (or superior) type, use and quality to the Facilities.

(b) Tenant shall provide Landlord with written notice of the Right of First Opportunity Event and Tenant’s proposed terms on which it or its Affiliate intends to market the Target Facility and a general description of the Target Facility (the “Opportunity Notice”). Landlord shall have a period of fifteen (15) Business Days (the “Protected Period”) to offer the basic terms and conditions under which Landlord would agree to purchase the Target Facility and enter into a lease for the Target Facility on substantially the same terms as this Master Lease

(the “Target Transaction”), which Tenant may accept or reject in its sole and absolute discretion or for any reason or no reason at all. In the event Tenant does not accept Landlord’s proposed Target Transaction, then Tenant shall be free to market and sell the Target Facility to any other person or entity.

23. Acceptance, Maintenance, Upgrade, Alteration and Environmental.

23.1 Acceptance “AS IS”; No Liens. Tenant acknowledges that it or an Affiliate has been in possession of and operating the Premises prior to the date of this Master Lease and is presently engaged in operations like the Business conducted at each Facility in the state where such Facility is located and has expertise in such industry and, in deciding to enter into this Master Lease, has not relied on any representations or warranties, express or implied, of any kind from Landlord with respect to the Premises. Tenant has examined the condition of title to and thoroughly investigated the Premises, has selected the Premises to its own specifications, has concluded that, as of the date hereof, no improvements or modifications are required to be made by Landlord in order to conduct the Business thereon, and accepts them on an “AS IS” basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. It is expressly understood and agreed that any inspection by or on behalf of the Landlord of the business conducted at the Premises or of the Premises is for Landlord’s sole and exclusive benefit and is not directly or indirectly for the benefit of, nor should be relied in any manner upon by, Tenant, its subtenants or any other third party. Subject to its right to Protest set forth in Section 5.1, Tenant shall not cause or permit any lien, levy or attachment to be placed or assessed against any portion of the Premises or the operation thereof (a “Lien”) other than “Permitted Exceptions” as described on Exhibit D, and any mortgage, lien, encumbrance, or other charge created by or resulting solely from any act or omission of Landlord.

23.2 Tenant’s Maintenance Obligations. Tenant shall (i) keep and maintain the Premises in good appearance, repair and condition and maintain proper janitorial services, (ii) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep each Facility in good and lawful order and condition and in substantial compliance with all applicable requirements and laws relating to the business conducted thereon, including, if applicable certification for participation in Medicare and Medicaid, and (iii) keep and maintain all Landlord and Tenant Personal Property in good condition, ordinary wear and tear, casualty and condemnation excepted, and repair and replace such property consistent with prudent industry practice.

23.3 Upgrade Expenditures. On or before the date that is thirty (30) days after the expiration of each Lease Year, Tenant shall provide to Landlord documentation and other evidence demonstrating to Landlord’s reasonable satisfaction that Tenant has, during the preceding Lease Year, expended an amount equal to or exceeding the CapEx Amount, multiplied by the aggregate rentable square footage of the Facilities on the last day of the preceding Lease Year, for Upgrade Expenditures relating to the Premises. As used herein the “CapEx Amount” shall mean an amount equal to One Dollar ($1.00) (as adjusted at the end of each Lease Year for increases since the Effective Date in the CPI). “Upgrade Expenditures” means expenditures in commercially reasonable amounts to Persons not affiliated with Tenant for (i) upgrades or improvements to each Facility that have the effect of maintaining or improving such Facility, including new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like, including, without limitation, capital improvements or repairs (including repairs or replacements of the roof, structural elements of the walls, parking area or the electrical, plumbing, HVAC or other mechanical or structural systems), and (ii) other improvements to each Facility as reasonably approved by Landlord, which shall include those matters, if any, that Landlord has approved in writing as of the Effective Date based on descriptions and budgets that Tenant has provided prior thereto. As used herein, “CPI” shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup “All Items” (1982-1984 = 100).

23.4 Alterations by Tenant. Tenant may alter, improve, exchange, replace, modify or expand (collectively, “Alterations”) the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided, that any Alterations in excess of Two Hundred Fifty Thousand Dollars ($250,000) with respect to any individual Facility in any rolling twelve (12) month period shall require Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that any Alterations to the Premises must satisfy the requirements set forth in Sections 4.04 (2) and (3) of Revenue Procedure 2001-28,2001-191.R.B. 1156. All Alterations shall immediately become a part of the Premises and the property of Landlord subject to this Master Lease, and the cost of all Alterations or other purchases, whether undertaken as an on-going licensing, Medicare, Medicaid or other regulatory requirement, or otherwise shall be borne solely by Tenant. All Alterations shall be done in a good and workmanlike manner in compliance in all material respects with all applicable laws and the insurance required under this Master Lease. If an Alteration changes the rentable square footage of a Facility, Tenant shall promptly provide Landlord notice of the same and upon delivery of such notice, Schedule 1 shall be deemed amended to reflect such revised rentable square footage for the applicable Facility.

23.5 Hazardous Materials. Tenant’s use of the Premises shall comply in all material respects with all Hazardous Materials Laws. If any Environmental Activities occur or are suspected to have occurred in material violation of any Hazardous Materials Laws or if Tenant has received written notice of any Hazardous Materials Claim against any portion of the Premises, Tenant shall promptly remedy any such violation or claim to the reasonable satisfaction of Landlord and in accordance in all material respects with all applicable governmental authorities, as required by Hazardous Materials Laws. Tenant and Landlord shall promptly advise one another in writing upon receiving written notice of (a) any Environmental Activities in material violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Tenant or Landlord in connection with the Premises (or any portion of the Premises); (c) any remedial action taken by Tenant or Landlord in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in material violation of any Hazardous Materials Laws; (d) any occurrence or condition on or in the vicinity of any portion of the Premises of which Tenant or Landlord, as applicable, has actual knowledge and that materially increases the risk that any portion of the Premises will be exposed to Hazardous Materials; and (e) all material communications to or from Tenant, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof. Notwithstanding any other provision of this Master Lease, if any Hazardous Materials are discovered on or under any portion of a Facility in violation of any Hazardous Materials Law, the Term shall be automatically extended with respect to such Facility only and this Master Lease shall remain in full force and effect with respect to such Facility only until the earlier to occur of (i) the completion of all remedial action or monitoring, as reasonably approved by Landlord, in accordance with all Hazardous Materials Laws, or (ii) the date specified in a written notice from Landlord to Tenant terminating this Master Lease (which date may be subsequent to the date upon which the Term was to have expired). Notwithstanding the foregoing, unless the Initial Term of this Master Lease is renewed pursuant to Section 1, above, in no event shall the provisions of this Section 8.5 extend the Term for a Facility beyond September 29, 2038 as to such Facility; provided, however, that Tenant’s obligations to complete all remedial action or monitoring pursuant to this Section 8.5 shall survive any such termination of the Term. Landlord shall have the right, at Tenant’s sole cost and expense (including, without limitation, Landlord’s reasonable attorneys’ fees and costs) and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

23.6 Medical Waste. Tenant shall be responsible for all Medical Waste disposal for each Facility, which disposal shall be provided by a licensed medical waste hauler and shall comply in all material respects with all applicable laws, rules, regulations and orders. If Tenant elects to provide Medical Waste disposal services to the subtenants in a Facility, such services shall be provided in compliance in all material respects with all applicable laws, rules, regulations and orders.

23.7 Immediate Repairs. On or before the date that is ninety (90) days after the Effective Date (the “Outside Date”), Tenant shall, at its sole cost and expense, complete those repairs and replacements identified and further described on Exhibit I attached hereto and incorporated herein by reference (the “Immediate Repairs”). On or before the Outside Date Tenant shall provide Landlord with documentation reasonably acceptable to Landlord evidencing that the Immediate Repairs have been completed in accordance with the provisions of this Section 8.7. All Immediate Repairs shall be done in a good and workmanlike manner in compliance in all material respects with all applicable laws and the insurance required under this Master Lease.

24. Tenant Property.

24.1 Tenant Property. Tenant may obtain and install all items of furniture, fixtures, trade fixtures, supplies and equipment as Tenant determines are reasonably necessary or reasonably appropriate to operate the Premises (“Tenant Personal Property”). As used herein, “Tenant Intangible Property” means all the following at any time owned by Tenant in connection with its use of any portion of the Premises: Medicare, Medicaid and other accounts and proceeds thereof; rents, profits, income or revenue derived from such operation or use; all documents, chattel paper, instruments, contract rights (including all leases with subtenants and contracts with employees and third-parties), deposit accounts, general intangibles and choses in action; refunds of any Taxes or Other Charges; if applicable, licenses and permits necessary or desirable for Tenant’s use of any portion of the Premises, any applicable certificate of need, occupancy or other similar certificate, and the exclusive right to transfer, move or apply for the foregoing and manage the business conducted at any portion of the Premises; and the right to use the names set forth on Schedule 1 and any other trade or other name now or hereafter associated with its operation of the Premises.

24.2 Schedule of Tenant Property. Upon the execution of this Master Lease by Tenant, Tenant shall deliver to Landlord a schedule of all lenders, purchase money equipment financiers, equipment lessors, and other parties who, other than Tenant, have any liens, security interests, ownership interests, or other similar interests in and to any Tenant Personal Property with a value of or exceeding Two Hundred Fifty Thousand Dollars ($250,000) (the “Tenant Property Schedule”). The Tenant Property Schedule shall be in a form reasonably acceptable to Landlord and shall include: (i) the name, address, and other contact information for the agent or lead bank (“Agent Bank”) in connection with Tenant’s senior credit facility, and (ii) a detailed breakdown, by Facility, of each applicable item of Tenant Personal Property, its age, useful economic life, and estimated value, and any lenders, purchase money equipment financiers, equipment lessors, or other parties who have a lien, security interest, ownership interest, or other similar ownership interest in such item and the contact information for any and all such parties. Tenant shall be required to deliver to Landlord an updated Tenant Property Schedule upon the commencement of each Lease Year and in connection with any change or replacement of Agent Bank.

24.3 Waiver of Landlord’s Lien. Landlord hereby waives any statutory or common law lien that may be granted or deemed to be granted to Landlord in Tenant Personal Property or Tenant Intangible Property. In addition, Landlord agrees that, upon the request of any Person that shall be providing senior secured financing to Tenant, or a purchase money equipment financier or equipment lessor of Tenant, Landlord shall, at Tenant’s sole cost and expense, negotiate in good faith for the purpose of executing and delivering a commercially reasonable waiver or subordination of Landlord’s statutory lien rights, if any, and a consent and agreement with respect to the respective rights of Landlord and such Person regarding the security interests in, and the timing and removal of, any Tenant Personal Property or Tenant Intangible Property which such Person has a secured interest (the “Collateral”), in form and substance reasonably acceptable to Landlord and such Person, so long as such waiver and agreement (i) provides for the indemnification of Landlord against any claims by Tenant or any Person claiming through Tenant, and against any physical damage caused to the Premises, in connection with the removal of any of the Collateral by such Person, (ii) provides for a reasonable, but limited, time frame for the removal of such Collateral by such Person after the expiration of which same shall be deemed abandoned, and (iii) provides for the per diem payment of Rent due hereunder by such Person for each day following the date of the expiration or termination of this Master Lease that Landlord permits such Person’s Collateral to remain in the Premises.

25. Financial, Management and Regulatory Reports. Tenant shall provide Landlord with the reports listed in Exhibit F at the time described therein, and such other information about it or the operations of the Premises and the Business as Landlord may reasonably request from time to time, including such information reasonably requested in connection with a financing of the Premises sought by Landlord. All financial information provided shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be submitted electronically in the form of unrestricted, unlocked “.xls” spreadsheets (or, if restricted or locked, Landlord has been provided with all necessary passwords and access keys required to fully access or extract the subject data therefrom) created using Microsoft Excel (2003 or newer editions). In the event Tenant fails to provide Landlord with the reports listed in Exhibit F within the time periods specified therein, Tenant shall have a grace period of five (5) Business Days after receipt of written notice of such failure from Landlord to provide such reports, after which Tenant will be assessed with a $500 administrative fee, which administrative fee shall be immediately due and payable to Landlord.

26. Representations and Warranties. Each party represents and warrants to the other that: (i) this Master Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Master Lease within the state(s) where any portion of the Premises is located; and (iii) neither this Master Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

27. Events of Default. The occurrence of any of the following events will constitute an “Event of Default” on the part of Tenant, and there shall be no cure period therefor except as otherwise expressly provided:

(a) Tenant’s failure to pay any Rent within two (2) Business Days of when due;

(b) Tenant’s failure to pay when due Taxes, any Other Charges or other payments required to be made by Tenant under this Master Lease, which failure continues for ten (10) days after receipt of written notice from Landlord of such failure;

(c) (i) Except as permitted in accordance with the provisions of Section 7.1(c), the suspension or material limitation of any license, or, if applicable, the certification of any portion of the Premises for provider status under Medicare or Medicaid which would have a material adverse affect on the operation of any Facility for the then permitted use pursuant to Section 7.1(a); provided, however if any such suspension or material limitation is curable by Tenant it shall not constitute an Event of Default if Tenant promptly commences to cure such breach and thereafter diligently pursues such cure to the completion thereof within the lesser of (x) the time period in which the applicable governmental agency has given Tenant to undertake corrective action or (y) one hundred eighty (180) days after the occurrence of any such suspension or material limitation; (ii) except as permitted in accordance with the provisions of Section 7.1(c), the revocation of any license or, if applicable, the certification of any portion of the Premises for provider status under Medicare or Medicaid which would have a material adverse affect on the operation of any Facility for the then permitted use pursuant to Section 7.1 (a); (iii) the discontinuance of operations at any Facility, except as may be permitted pursuant to Sections 7.1 or 24.5; (iv) the failure to maintain any certificate of need or other similar certificate or license required to operate any Facility for the then permitted use in accordance with the provisions of Section 7.1, which failure would have a material adverse affect on the operation of any Facility; or (v) the use of any material portion of the Premises other than as permitted pursuant to Section 7.1;

(d) A default beyond any applicable cure period by Tenant (i) under the Letter of Credit Agreement or with respect to any obligation in excess of one million dollars ($1,000,000) under any other lease, agreement or obligation between Tenant and Landlord or any of Landlord’s Affiliates, or (ii) in any payment of principal or interest on any obligations of borrowed money having an original principal balance of one hundred million dollars ($100,000,000) or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

(e) A default beyond any applicable cure period by any Guarantor under the Guaranty;

(f) Any material misrepresentation by Tenant under this Master Lease or in any written report, notice or communication made pursuant hereto from Tenant to Landlord with respect to Tenant, any Guarantor, or the Premises;

(g) The failure to perform or comply with the provisions of Sections 6 or 16;

(h) (i) Tenant shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment of all or substantially all of its property for the benefit of creditors; or (ii) a receiver, trustee or liquidator shall be appointed for Tenant or any Facility if such appointment is not discharged within sixty (60) days after the date of such appointment; (iii) the filing by Tenant of a voluntary petition under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor’s relief; or (iv) the involuntary filing of such a petition against Tenant by any other party unless such petition is dismissed within ninety (90) days after filing; or

(i) The failure to perform or comply with any other provision of this Master Lease not requiring the payment of money unless Tenant cures it either (i) within thirty (30) days after receipt of written notice from Landlord of such failure or (ii) if such default cannot with due diligence be so cured because of the nature of the default or delays beyond the control of Tenant and cure after such period will not have a materially adverse effect upon any Facility, then such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof and cures it within one hundred eighty (180) days after such notice from Landlord.

28. Remedies. Upon the occurrence and during the continuance of an Event of Default, Landlord may exercise all rights and remedies under this Master Lease and the laws of the state(s) where the Premises are located that are available to a lessor of real and personal property in the event of a default by its lessee. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or to collect any rent due upon any such reletting. Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any of the Premises, including reasonable fees, commissions and costs of attorneys, architects, agents and brokers.

28.1 General. Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon and during the continuance of an Event of Default: (a) sue for the specific performance of any covenant of Tenant as to which it is in breach; (b) enter upon any portion of the Premises, terminate this Master Lease, dispossess Tenant from the Premises, by any available legal process, and/or collect money damages by reason of Tenant’s breach, including the acceleration of (i) all Minimum Rent and Additional Rent which would have accrued after such termination, discounted at an annual rate equal to the then-current U.S. Treasury Note rate for the closest comparable term and taking into account any obligation on behalf of Landlord to mitigate its damages to the extent required by law, and (ii) all obligations and liabilities of Tenant under this Master Lease which survive the termination of the Term; (c) elect to leave this Master Lease in place and sue for Rent and other money damages as the same come due; and (d) (before or after repossession of the Premises pursuant to clause (b) above and whether or not this Master Lease has been terminated) relet any portion of the Premises to such tenant(s), for such term(s) (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting.

28.2 Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law. No failure of Landlord to insist at any time upon the strict performance of any provision of this Master Lease or to exercise any option, right, power or remedy contained herein shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. Landlord’s receipt of any rent or other sum due hereunder (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Master Lease shall be effective unless expressed in a writing signed by it.

28.3 Performance of Tenant’s Obligations. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Master Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Tenant, and enter upon any portion of the Premises for the purpose of taking all such action as may be reasonably necessary. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s written demand therefor.

28.4 Limited Remedy Event of Defaults. Notwithstanding anything to the contrary herein contained, or any other provisions of this Master Lease or any other concurrent transaction document, if Landlord is exercising remedies due solely to the Events of Default described in clauses (c), (d), (e), (f) or (i) of Section 12 (“Limited Remedy Events of Default”),

the aggregate amount Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Remedy Event of Default (the “Occurrence Date”) shall be limited to the sum of (i) (A) 89.9% of the fair market value of the Premises as of the commencement date less (B) the sum of the present value as of the Effective Date (using an annual discount rate equal to fifteen and 65/100 percent (15.65%)) of all Minimum Rent and Additional Rent received as of the Occurrence Date, (ii) any amounts of Taxes and Other Charges which are due and payable or have accrued under this Master Lease through the Occurrence Date, and (iii) any amounts of Taxes and Other Charges which are due and payable or have accrued under this Master Lease after the Occurrence Date while or so long as the Tenant remains in possession of the Premises after any Limited Remedy Event of Default that relates to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other customary costs and expenses of operating and maintaining the Premises in substantial compliance with the terms of this Master Lease.

29. Provisions on Termination.

29.1 Surrender of Possession. On the expiration of the Term or earlier termination or cancellation of this Master Lease (the “Termination Date”), Tenant shall deliver to Landlord or its designee possession of (a) the Premises (or portion thereof if the expiration, termination, or cancellation of this Master Lease is not with respect to the entire Premises) in broom clean condition and in as good a condition as existed at the date of their possession and occupancy pursuant to this Master Lease, except as repaired, replaced, rebuilt, restored, altered or added to as permitted or required by the provisions of this Master Lease, ordinary wear and tear, casualty and condemnation excepted, (b) all subtenant leases and security deposits, all documentation related to the subtenants (including financials and past correspondence) and copies of all Tenant’s books and records relating solely to the Premises, and (c) plans, specifications, drawings or similar materials in connection with the applicable Facility or Facilities.

29.2 Removal of Tenant Personal Property. Provided that no Event of Default then exists, in connection with the surrender of the Premises, Tenant may remove from the Premises in a workmanlike manner all Tenant Personal Property, leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. Title to any Tenant Personal Property which is not removed by Tenant as permitted above upon the expiration of the Term shall, at Landlord’s election, vest in Landlord; provided, however, that Landlord may remove and store or dispose at Tenant’s expense any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to Tenant.

29.3 Holding Over. If Tenant shall for any reason remain in possession of any portion of the Premises after the Termination Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first (1st) Business Day of each month one and one-half (1½ ) times the total of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to this Master Lease. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Termination Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.

29.4 Survival. All covenants, indemnities and other obligations of Tenant under this Master Lease which arise on or prior to the Termination Date or which specifically survive the expiration or termination by their own terms shall survive the Termination Date.

30. Certain Landlord Rights.

30.1 Entry and Examination of Records. Landlord and its representatives may enter any portion of the Premises at any reasonable time upon not less than twenty-four (24) hours written notice to Tenant (which notice may be transmitted in the form of electronic mail or other similar electronic means) to inspect the Premises for compliance with this Master Lease, to exhibit the Premises for sale, lease or mortgaging, or for any other reasonable purpose; provided that no such notice shall be required in the event of an emergency, upon and during the continuance of an Event of Default or to post notices of non-responsibility under any mechanic’s or materialman’s lien law. No such entry shall unreasonably interfere with Tenant or any subtenants in a Facility or the business operated thereon. During normal business hours (and upon reasonable notice), Tenant will permit Landlord and its representatives (coordinated through Landlord) to examine and make abstracts from any of Tenant’s books and records (other than materials protected by the attorney-client privilege and materials which such person may not disclose without violation of a confidentiality obligation binding upon it); provided that, so long as no Event of Default has occurred and is continuing, Landlord shall not be entitled to exercise the foregoing rights more than once, in the aggregate, in any calendar year.

30.2 Grant Liens. Any Lien or other encumbrance now existing and securing any borrowing or other means of financing or refinancing or otherwise shall provide for the recognition of this Master Lease and all Tenant’s rights hereunder. Subject to the foregoing sentence and Sections 7.3 and 23, without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Lien, title retention agreement or other encumbrance upon the Premises, or any portion thereof or interest therein (including this Master Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Upon the request of Landlord, Tenant shall subordinate this Master Lease to the Lien of any such encumbrance so long as (a) such encumbrance provides that it is subject to the rights of Tenant under this Master Lease and that so long as no Event of Default shall exist beyond any applicable cure period, Tenant’s occupancy shall not be disturbed if any Person takes possession of the applicable portion of the Premises through foreclosure proceedings or otherwise and (b) is otherwise in form and substance reasonably acceptable to Tenant.

30.3 Estoppel Certificates. At any time upon not less than ten (10) days prior written request by either Landlord or Tenant (the “Requesting Party”) to the other party (the “Responding Party”), the Responding Party shall have an authorized representative execute, acknowledge and deliver to the Requesting Party or its designee a written statement certifying (a) that this Master Lease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that no default currently exists on the part of the Responding Party, and to the Responding Party’s actual knowledge, on the part of the Requesting Party or specifying any such default and (d) as to such other matters as the Requesting Party may reasonably request.

30.4 Conveyance Release. If Landlord or any successor owner shall transfer any portion of the Premises in accordance with this Master Lease, they shall thereupon be released from all future liabilities and obligations hereunder arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the new owner.

31. Assignment and Subletting.

31.1 No Assignment or Subletting. Without the prior written consent of Landlord, which may be withheld or conditioned at its sole discretion, this Master Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law, nor shall Tenant voluntarily or involuntarily assign, mortgage, encumber or hypothecate any interest in this Master Lease or sublet any portion of the Premises. Any foregoing acts without such consent shall be void and shall, at Landlord’s sole option, constitute an Event of Default giving rise to Landlord’s right, among other things, to terminate this Master Lease. An assignment of this Master Lease by Tenant shall be deemed to include: (a) entering into a management or similar agreement relating to the operation or control of any portion of the Premises with a Person that is not an Affiliate of Tenant; or (b) any change (voluntary or involuntary, by operation of law or otherwise, including the transfer, assignment, sale, hypothecation or other disposition of any equity interest in Tenant) in the Person that ultimately exert effective Control over the management of the affairs of Tenant or Guarantor as of the date hereof; provided that an initial public offering of Tenant or Guarantor shall not be deemed to be an assignment of the Master Lease so long as thereafter less than twenty-five percent (25%) of the voting stock of Tenant or Guarantor, as applicable, is held by any Person or related group that did not have such ownership before the initial public offering.

31.2 Permitted Assignments and Sublets.

(a) Notwithstanding Section 16.1 above, Tenant may, without Landlord’s prior written consent, assign this Master Lease or sublet the Premises or any portion thereof to an Affiliate of Tenant or any Guarantor if all of the following are first satisfied: (i) such Affiliate fully assumes Tenant’s obligations hereunder; (ii) Tenant remains fully liable hereunder and any Guarantor remains fully liable under its guaranty; (iii) the use of the applicable portion of the Premises shall comply with Section 7.1. above; (iv) Landlord shall be provided the proposed form and content of all documents for such assignment or sublease on or before the date that is twenty (20) days prior to such assignment or sublease, and (v) Landlord shall be provided executed copies of all such documents within fifteen (15) Business Days after such assignment or sublease.

(b) Notwithstanding Section 16.1 above, Landlord’s consent shall not be required for any assignment of this Master Lease or change of Control of Tenant or Guarantor if the consolidated net worth of the successor Tenant (in the case of an assignment) or Tenant (in the case of a change of Control of Tenant), as applicable (such entity “Resulting Tenant”) or, successor Guarantor (in the case of an assignment) or Guarantor (in the case of a change of

Control of Guarantor), as applicable (such entity, “Resulting Guarantor”) immediately after the effectiveness of the assignment or change of Control is equal to or greater than Three Hundred Million Dollars ($300,000,000) (such assignment or change of Control, a “Strong Tenant/Guarantor Transfer”), and each of the following conditions is met: (i) Resulting Tenant and/or Resulting Guarantor, or the officers, directors or managers thereof or of the Person that controls Resulting Tenant or Resulting Guarantor, as applicable, has sufficient operating experience and history with respect to the Business of the Facilities as had Tenant or Guarantor, as applicable (or the officers, directors or managers thereof or of the Person that controls Tenant or Guarantor) immediately prior to the Strong Tenant/Guarantor Transfer, or has retained a management company with such expertise to manage the Facilities; (ii) after a Strong Tenant/Guarantor Transfer, the Resulting Tenant and/or Resulting Guarantor, if different than the Tenant or Guarantor immediately prior to such Strong Tenant/Guarantor Transfer, shall assume all of the obligations of Tenant under the Lease and Guarantor under the Guaranty accruing subsequent to the effective date of such Strong Tenant/Guarantor Transfer by a written instrument in form and substance reasonably satisfactory to Landlord (the “Lease/Guaranty Assumption”); and (iii) no Event of Default shall have occurred and be continuing hereunder. A Person shall be deemed to have “sufficient operating experience and history” if, immediately prior to the Strong Tenant/Guarantor Transfer, such Person (together with its Affiliates and/or officers, directors and managers) (x) operated or managed (whether directly or through its operating subsidiary(ies)) at least twelve (12) facilities engaged in the Business of the Facilities (or the number of such facilities operated and/or managed by Guarantor, whichever is less) and (y) has been in the business of operating or managing such facilities for at least three (3) years (or for such period as Guarantor has been in such business, whichever is less). Upon delivery of the Lease/Guaranty Assumption, Landlord shall release Tenant from any liability under the Lease and Guarantor from any liability under the Guaranty first accruing from and after the effective date of such Strong Tenant/Guarantor Transfer.

(c) Notwithstanding Section 16.1 above, Tenant may, (i) without Landlord’s prior written consent, sublet portions of a Facility in the ordinary course of Tenant’s business to subtenants of such Facility for customary uses ancillary to Tenant’s permitted use including, pharmacy, physical therapy, and sundry providers, and (ii) subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, sublet all or any portion of the Premises, in each case using a form of sublease reasonably approved by Landlord.

(d) Notwithstanding Section 16.1 above and subject to Tenant’s obligations pursuant to Section 9.2, Tenant shall have the right from time to time during the Term hereof and without Landlord’s further approval, written or otherwise, to grant and assign a security interest in Tenant’s interest in all Tenant Personal Property or other property of Tenant that is not a part of the Premises to Tenant’s lenders. In addition, Tenant may grant and assign a mortgage or other security interest in Tenant’s interest in this Master Lease to Tenant’s lenders in connection with Tenant’s financing of Tenant’s interest in this Master Lease provided that: (i) Tenant pays all reasonable costs, expenses and charges of Landlord incident to the granting of any such mortgage or other security interest, including Landlord’s reasonable attorneys’ fees and expenses and (ii) Landlord has approved, in its reasonable discretion, the form of leasehold mortgage pursuant to which Tenant is granting a leasehold mortgage or other security interest in this Master Lease.

(e) Tenant hereby acknowledges that an assignment, subleasing or other transfer of the Premises or a portion thereof under this Section 16 will cause Landlord to incur administrative and other expenses not contemplated under this Master Lease. Accordingly, prior to or concurrently with an assignment, sublease or other transfer of the Premises or a portion thereof pursuant to Section 16.1 or Sections 16.2, Tenant shall reimburse Landlord for any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection with such assignment, sublease, or other similar transfer.

(f) In no event shall Tenant sublet any portion of the Premises on any basis such that the rental to be paid by the sublessee would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

32. Damage by Fire or Other Casualty. Tenant shall promptly notify Landlord of any material damage or destruction of any portion of the Premises and diligently repair or reconstruct such portion of the Premises in a good and workman like manner to a like or better condition than existed prior to such damage or destruction in accordance with Section 8.4. So long as no Event of Default exists, any award of insurance proceeds up to and including One Hundred Thousand Dollars ($100,000) shall be paid directly to Tenant. In the event that any award of net insurance proceeds payable with respect to the casualty are in excess of One Hundred Thousand Dollars ($100,000), such insurance proceeds (i) shall be paid directly to Landlord and (ii) if no Event of Default exists, shall be made available to Tenant for the repair or reconstruction of the applicable portion of the Premises subject to the following disbursement requirements:

(a) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications, payment and performance bond from the general contractor for the work and a budget for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned;

(b) Tenant shall possess such additional funds which Landlord reasonably determines are needed to pay all costs of the repair or restoration and such Tenant funds shall be made available by Tenant as required to pay for the costs of the restoration;

(c) at the time of any disbursement, except as permitted pursuant to Section 5.1, no mechanics’ or materialmen’s liens shall have been filed against any of the Premises and remain undischarged;

(d) disbursements shall be made from time to time (within reasonable time frames to perform and complete the restoration, but not more frequently than monthly) in an amount not exceeding the cost of the restoration completed since the last disbursement, upon receipt of (i) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the restoration to date in a good and workmanlike manner in accordance with all material respects with the contracts, plans and specifications, (ii) waivers of liens, and (iii) contractors’ and subcontractors’ sworn statements as to completed work and the cost thereof for which payment is requested; and

(e) each request for disbursement shall be accompanied by a certificate of Tenant, signed by an officer of Tenant, describing the restoration for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such restoration and, upon completion of the restoration, also stating that the restoration has been fully completed and complies with the applicable requirements of this Master Lease.

If such proceeds are insufficient, Tenant shall provide the required additional funds; if such proceeds are more than sufficient, the surplus shall belong and be paid to Tenant upon completion of the restoration in accordance with the requirements of this Master Lease. Tenant shall not have any right under this Master Lease, and hereby waives all rights under applicable law, to abate, reduce or offset rent by reason of any damage or destruction of any portion of the Premises of any amount by reason of an insured or uninsured casualty.

If at any time during the last two (2) years of the Term, fire or other casualty shall render the whole or any portion of a Facility untenable and such Facility (or any portion thereof) cannot reasonably be expected to be repaired within two hundred seventy (270) days from the date of such event, then Tenant, by notice in writing to Landlord within ninety (90) days from the date of such damage or destruction, may terminate this Master Lease with respect to such Facility effective upon a date within thirty (30) days from the date of such notice in which event (i) the insurance proceeds payable with respect to the casualty to such Facility (except to the extent related to Tenant Personal Property) shall be paid to Landlord, and (ii) this Master Lease shall be deemed terminated as to such Facility and Minimum Rent and Additional Rent due hereunder shall be reduced by the product of (x) the amount of the then current Minimum Rent and Additional Rent, and (y) a fraction, the numerator of which is the portion of Landlord’s Investment allocated to such Facility and the denominator of which is Landlord’s Investment.

33. Condemnation. Except as provided to the contrary in this Section 18, this Master Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset Rent by reason of such taking. If during the Term all or substantially all (a “Complete Taking”) or a smaller portion (a “Partial Taking”) of any Facility is taken or condemned by any competent public or quasi-public authority, then (a) in the case of a Complete Taking, Tenant may at its election made within thirty (30) days of the effective date of such Taking, terminate this Master Lease with respect to such Facility and the current Rent shall be equitably abated as of the effective date of such termination, or (b) in the case of a Partial Taking, the Rent shall be abated to the same extent as the resulting diminution in Fair Market Value of the applicable portion of the Premises. The resulting diminution in Fair Market Value on the effective date of a Partial Taking shall be as established pursuant to Exhibit C. In the event this Master Lease is terminated as to any Facility under this Section 18, then the Minimum Rent and Additional Rent due hereunder shall be reduced by the product of (i) the amount of the then current Minimum Rent and Additional Rent, and (ii) a fraction, the numerator of which is the portion of Landlord’s Investment allocated to such Facility and the denominator of which is Landlord’s Investment. Landlord alone shall be entitled to receive and retain any award for a taking or condemnation other than a temporary taking; provided, however. Tenant shall be entitled to submit its own claim in the event of any such taking or condemnation with respect to the value of (u) Tenant’s leasehold interest in any portion of the Premises, (v) the relocation costs incurred by Tenant as a result thereof, (w) Tenant Personal Property, (x) other tangible property, (y) moving expenses, and/or (z) loss of business, if available. In the event of a temporary taking of less than all or substantially all of the Premises, Tenant shall be entitled to receive and retain any and all awards for the temporary taking and the Minimum Rent and Additional Rent due under this Master Lease shall be not be abated during the period of such temporary taking.

34. Indemnification. Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees (each an “Indemnitee”) from and against any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage (including punitive but excluding consequential damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with (unless caused by an Indemnitee) this Master Lease, the Premises or the operations of Tenant on any portion of the Premises, including (a) the breach by Tenant of any of its representations, warranties, covenants or other obligations hereunder, (b) any Protest, and (c) all known and unknown Environmental Activities on any portion of the Premises, Hazardous Materials Claims or violations by Tenant of a Hazardous Materials Law with respect to any portion of the Premises, except to the extent such Environmental Activities, Hazardous Materials Claims or violations arise out of any negligent or willful act or omission of Landlord or its affiliates, employees or agents. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, it shall promptly give Tenant written notice of such matter. If Landlord does not elect to defend the matter with its own counsel at Tenant’s expense, Tenant shall then defend Landlord at Tenant’s expense (including Landlord’s reasonable attorneys’ fees and costs) with legal counsel reasonably satisfactory to Landlord and Tenant’s insurer. The obligations of Tenant under this Section 19 shall survive any termination, expiration, or rejection in bankruptcy of this Master Lease, but only with respect to matters that arose, occurred, or existed prior to such termination, expiration, or rejection.

35. Disputes. If any party brings any action to interpret or enforce this Master Lease, or for damages for any alleged breach, the prevailing party shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs. EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MASTER LEASE, INCLUDING RELATIONSHIP OF THE PARTIES, TENANT’S USE AND OCCUPANCY OF ANY PORTION OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.

36. Notices. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Master Lease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:

c/o Radiation Therapy Services, Inc.	Nationwide Health Properties, Inc.
2234 Colonial Boulevard	610 Newport Center Drive, Suite 1150
Fort Myers, Florida 33907	Newport Beach, California 92660
Attn: David Watson	Attn: President and CFO
Facsimile: (239) 931-7380	Facsimile: (949) 759-6887

With a copy to:	With a copy to:

Kirkland & Ellis LLP	Sherry Meyerhoff Hanson & Crance LLP
200 East Randolph Drive	610 Newport Center Drive, Suite 1200
Chicago, Illinois 60601	Newport Beach, California 92660
Attn: John G. Caruso, Esq.	Attn: Kevin Sherry, Esq.
Facsimile: (312) 861-2200	Facsimile: (949) 719-1212

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

37. Miscellaneous. Since each party has been represented by counsel and this Master Lease has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. While nothing contained in this Master Lease should be deemed or construed to constitute an extension of credit by Landlord to Tenant, if a portion of any payment made to Landlord is deemed to violate any applicable laws regarding usury, such portion shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and if Tenant discharges and performs all obligations hereunder, such funds will be reimbursed (without interest) to Tenant on the Termination Date. If any part of this Master Lease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following Business Day. Whenever the words “including”, “include” or “includes” are used in this Master Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words day or days are used in this Master Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. The titles and headings in this Master Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a section of this Master Lease (including all subsections), to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto or to “Medicare” or “Medicaid” mean such programs and shall include any successor program. If more than one Person is Tenant hereunder, their liability and obligations hereunder shall be joint and several. Promptly upon the request of either party and at its expense, the parties shall prepare, enter into and record a suitable short form memorandum of this Master Lease. This Master Lease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in one or more facsimile or electronic counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (e) shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the conflict of laws rules thereof, provided that the law of the State in which each Facility is located (each a “Situs State”) shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the law of such Situs State, including without limitation the appointment of a receiver; and, further provided that the law of the Situs State also applies to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Master Lease, and (f) incorporates by this reference any Exhibits and Schedules attached hereto.

38. Right of First Refusal.

(a) During the Term and subject to the terms and conditions and except as otherwise expressly provided in this Section 23, Tenant shall have a right of first refusal to purchase all of the Subject Facilities (as defined below) that are the subject of a Third Party Offer (as defined below). Within five (5) Business Days of Landlord’s decision to accept a Third Party Offer (or its acceptance of such offer subject to the right of first refusal granted herein) Landlord shall deliver to Tenant a written notice (the “Offer Notice”) (i) stating that Landlord is prepared to accept (or has already accepted subject to the right of first refusal granted herein) the applicable Third Party Offer, (ii) identifying the Subject Facilities, and (iii) describing the material terms and conditions (including purchase price and earnest money deposit) under which the third party proposes to purchase the Subject Facilities.

(b) As used herein, the following terms shall have the following meanings:

(1) “Third Party Offer” shall mean a written offer, proposal, letter of intent or similar instrument setting forth the material terms and conditions under which a third party which is not an Affiliate of Landlord proposes to enter into a purchase of all or a portion of the Premises.

(2) “Subject Facilities” shall mean that portion of the Premises (or those Facilities) that are the subject of the purchase proposal contained in the Third Party Offer.

(c) Tenant shall have fifteen (15) Business Days from its receipt of an Offer Notice to elect to purchase the Subject Facilities by delivery of written notice of such election to Landlord (the “Purchase Notice”). For the avoidance of doubt, Tenant may only elect to purchase all of the Subject Facilities and may not elect to purchase some but not all of the Subject Facilities.

(d) Landlord and Tenant shall have a period of thirty (30) days from Landlord’s receipt of the Purchase Notice (the “Purchase Agreement Period”) to negotiate in good faith a purchase and sale agreement and related documentation necessary to complete the disposition of the Subject Facilities (the “Purchase Documentation”). The Purchase Documentation shall contain the purchase price, earnest money deposit, and other material terms and conditions contained in the Third Party Offer. In the event Landlord and Tenant enter into the Purchase Documentation within the Purchase Agreement Period, then the transaction that is the subject of such Purchase Documentation shall be consummated within thirty (30) days of the execution thereof (the “Closing Date”).

(e) In the event that (i) Tenant does not timely provide the Purchase Notice, (ii) Landlord and Tenant are unable to agree upon the Purchase Documentation within the Purchase Agreement Period, or (iii) following execution of the Purchase Documentation, the transaction that is the subject thereof is not consummated on or before the Closing Date as a result of a default by Tenant in its obligations under the Purchase Documentation, then Landlord shall be free to sell the Subject Facilities to the third party who submitted the Third Party Offer on terms not materially more favorable to the acquiring party than are set forth in the applicable Third Party Offer. If such sale is not consummated within one hundred eighty (180) days following the Purchase Agreement Period, or if at any time Landlord agrees with such third party to modify the terms of the proposed transaction in a manner materially more favorable to the third party, Tenant’s right of first refusal as granted herein shall be reinstituted and Landlord shall give Tenant prompt written notice of the same.

(f) Notwithstanding anything in this Section 23 which may be construed or interpreted to the contrary, the terms of this Section 23 (including the right of first refusal granted herein) shall not apply to any of the following: (i) any sale, transfer, or other disposition of the Premises or any portion thereof to any Affiliate, parent, or subsidiary of Landlord or to a joint venture entity, relationship, partnership or similar business arrangement in which Landlord or any of Landlord’s Affiliates is the managing member or general partner and holds at least a twenty-five percent (25%) equity ownership interest, (ii) to any merger, business combination, or similar transaction involving all or substantially all of the assets of Landlord and its Affiliates, or (iii) any judicial or non-judicial foreclosure sale or deed in lieu of foreclosure pursuant to any mortgage or deed of trust now or hereafter encumbering the Premises or any portion thereof in favor of an unaffiliated third party

(g) In the event Tenant purchases the Subject Facilities pursuant to this Section 23, this Master Lease shall terminate as to the Subject Facilities and the Minimum Rent and Additional Rent due hereunder shall be reduced by the product of (i) the amount of the then current Minimum Rent and Additional Rent, and (ii) a fraction, the numerator of which is the portion of Landlord’s Investment allocable to the Subject Facilities and the denominator of which is Landlord’s Investment.

39. Economic Substitution.

39.1 Provided that no Event of Default exists on the Option Exercise Date or the Closing Date, Tenant may offer to purchase an Option Premises (as defined herein) by giving Landlord written notice thereof (the “Exercise Notice”) at least sixty (60) days, but not more than one hundred eighty (180) days, prior to the desired closing date (the date on which such notice is delivered being the “Option Exercise Date”) provided that (a) Tenant provides Landlord with substitute Replacement Premises in accordance with the requirements set forth below and (b) the substitution of the Replacement Premises for the Option Premises does not result in a decrease in the Rent Coverage Ratio from the Rent Coverage Ratio existing as of the Exercise Date. Landlord may accept or reject such offer to purchase an Option Premises at Landlord’s sole and absolute discretion. As used herein, “Option Premises” shall mean the Facility or Facilities identified as the portion of the Premises that Tenant elects to be designated as the Option Premises in the Exercise Notice; provided, however, in no event shall Tenant be entitled to (i) include any Facility in the Option Premises unless Landlord has owned such Facility for a period of the greater of (x) two (2) years or (y) the currently recognized “safe-harbor” holding period for Real Estate Investment Trusts under the rules and regulations relating to “prohibited transactions” or “dealer sales” under the Internal Revenue Code of 1986, as amended, and (ii) designate more than five (5) Facilities as Option Premises during the Term. As used herein, “Replacement Premises” shall mean a healthcare facility or facilities, of comparable or superior type, use, and quality to the Option Premises, and, subject to customary due diligence and property investigations by Landlord, reasonably acceptable to Landlord to be added to the Premises demised under this Master Lease in place of the Option Premises, as of the date of closing. As used herein, “Rent Coverage Ratio” means, as of the date of determination, the ratio of (A) the Portfolio EBITDARM for the immediately preceding six calendar months, minus (I) an assumed management fee equal to five percent (5%) of the gross revenues generated during such six month period, and (II) one-twelfth (1/12) of the CapEx Amount multiplied by the aggregate rentable square footage of the Facilities on the calculation date and further multiplied by the number of months in the period of determination, to (B) the total amount of the Minimum Rent and Additional Rent due for such six month period pursuant to the terms of this Master Lease. As used herein, “Portfolio EBITDARM” means, for any period of determination, the aggregate net income (or loss) of Tenant for such period to the extent derived from the collective operation of the Premises, adjusted to add thereto, to the extent allocable to the Premises, without duplication, any amounts deducted in determining such net income (or loss) for (a) interest expense, (b) income tax expense, (c) depreciation and amortization expense, (d) rental expense, and (e) management fee expense, in each case determined in conformity with generally accepted accounting principles, consistently applied. With respect to any Replacement Premises that has been operating for less than twelve (12) months as of the Option Exercise Date, Portfolio EBITDARM shall be calculated using a commercially reasonable estimate of the net income (or loss) of Tenant for such Replacement Premises during the first year of operations.

Such commercially reasonable estimate of net income (or loss) shall be based on documentation that is reasonably satisfactory to Landlord and shall be calculated utilizing accounting and forecasting principles consistently applied and reasonably satisfactory to Landlord. Notwithstanding anything herein which may be interpreted to the contrary, Tenant shall be responsible for all costs and expenses incurred by Landlord or Tenant in connection with the transfer of the Option Premises to Tenant and the transfer of the Replacement Premises to Landlord, including, without limitation, all reasonable costs and expenses incurred by Landlord in connection with its due diligence investigation of the Replacement Premises (including reasonable attorneys’ fees), documentary transfer taxes, any title insurance premiums pursuant to Section 24.2(d) below and any and all recording and escrow fees.

39.2 In connection with the transfer and conveyance of the Replacement Premises from Tenant to Landlord, the following provisions shall apply. Any capitalized terms used in this Section 24.2 and not otherwise defined shall have the meanings given such terms in that certain Purchase and Sale Agreement between Landlord and Tenant (or its Affiliate) dated as of September 30, 2008 (the “Purchase Agreement”):

(a) The closing of the transfer of the Replacement Premises from Tenant to Landlord shall be consummated through an escrow established with the Title Company.

(b) Landlord’s obligation to accept the Replacement Premises pursuant to this Section 24 shall be conditioned upon (i) the satisfaction of those conditions precedent contained in Sections 5.1(a) and (b) of the Purchase Agreement, together with any additional commercially reasonable conditions precedent reasonably requested by Landlord, (ii) Tenant providing to Landlord, on or before the Substitution Closing Date, a certificate (in a form reasonably acceptable to Landlord) representing and warranting to Landlord that the representations and warranties contained in Sections 7.1(a) through (g) of the Purchase Agreement, together with any other commercially reasonable representations and warranties reasonably requested by Landlord, are accurate with respect to the Replacement Premises as of the Substitution Closing Date, and (iii) Landlord and Tenant delivering to Title Company any additional documents, information, or instruments reasonably necessary to accomplish the transfer of the Replacement Premises to Landlord and the transfer of the Option Premises to Tenant.

(c) On a date mutually acceptable to Landlord and Tenant following the satisfaction of the conditions contained in Section 24.1 above (the “Substitution Closing Date”), Tenant shall convey, at no cost to Landlord, good and marketable title to the Replacement Premises pursuant to a deed in a form reasonably acceptable to Landlord. Tenant shall deliver said deed to the Title Company on the Business Day prior to the Substitution Closing Date.

(d) Concurrently with the transfer and conveyance of the Replacement Premises to Landlord by Tenant, at Tenant’s sole cost and expense the Title Company shall be committed to issue an ALTA Extended Coverage Policy of Title Insurance in favor of Landlord with respect to the Replacement Premises showing only those exceptions approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and which exceptions shall include the lien of any then non-delinquent taxes and assessments.

(e) There shall be no proration of income or expenses related to the Replacement Premises.

39.3 In connection with the conveyance of the Option Premises from Landlord to Tenant, the following provisions shall apply:

(a) The closing of the transfer of the Option Premises from Landlord to Tenant shall be consummated through an escrow established with the Title Company and shall occur concurrently with the transfer to Landlord of the Replacement Premises.

(b) Landlord shall convey title to the Option Premises pursuant to the form of deed mutually acceptable to Landlord and Tenant and in an “as is” condition without representation or warranty, but free and clear of all liens except Permitted Exceptions. Landlord shall deliver said deed to the Title Company on the Business Day prior to the Substitution Closing Date.

(c) There shall be no proration of income or expenses related to the Option Premises.

39.4 Landlord and Tenant hereby acknowledge that either party may consummate the transfer of the Replacement Premises to Landlord and the Option Premises to Tenant as part of a so-called like kind exchange pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, and each party agrees to cooperate with the other party to accomplish such an exchange, even if such an exchange may result in the Substitution Closing Date being delayed for up to thirty (30) days as a result of such an exchange. Notwithstanding the foregoing, the party desiring such an exchange shall pay any additional costs that would not otherwise have been incurred by Landlord or Tenant had such party not consummated the transfer through such an exchange. Neither party shall by this agreement or acquiescence to such an exchange desired by the other party (i) have its rights under this Section 24 affected or diminished in any manner except as otherwise agreed to herein or (ii) be responsible for compliance with or be deemed to have warranted to the other party that such party’s exchange in fact complies with section 1031 of the Internal Revenue Code of 1986, as amended.

39.5 During the Term and subject to the limitations set forth herein, if one or more of the Facilities becomes uneconomical or unsuitable for continued use in Tenant’s business, Tenant may, with respect to not more than two (2) uneconomical Facilities, seek to terminate the Master Lease with respect to such uneconomical Facility or Facilities (such facility being herein called the “EAP”) in accordance with the conditions and limitations of this Section 24.5.

(a) From time to time during the Term and provided no Event of Default has occurred and is continuing, if Tenant shall determine in good faith and deliver to Landlord a certificate signed by the president or chief financial officer of Tenant certifying that (i) continued use and occupancy by Tenant in Tenant’s business at such EAP is no longer consistent with either the business operation or business strategy of Tenant, and (ii) Tenant has determined to abandon the use at such EAP, then Tenant may give Landlord not less than ninety (90) calendar days prior written notice (the “EAP Notice”) that Tenant intends to arrange a sale of the EAP (“EAP Sale”) in accordance with the provisions of this Section 24.5.

(b) In the case of an EAP Sale, Tenant must arrange the sale of the EAP on behalf of Landlord on terms and conditions reasonably acceptable to Landlord, which terms and conditions shall include, without limitation, the following: (i) a purchase price not less than the Replacement Value for such EAP, which purchase price shall be payable in immediately available funds at the closing of the EAP Sale, and (ii) the EAP Sale shall be on an “as is”, “where is”, “with all faults” basis without any representation or warranty whatsoever on the part of Landlord. As used herein, “Replacement Value” shall be an amount equal to the greater of: (1) the then Fair Market Value, as determined pursuant to Exhibit C, of the EAP, or (2) Landlord’s Investment in the EAP (minus any net award paid to Landlord for a taking pursuant to Section 18). Prior to the closing of the EAP Sale, Tenant shall deliver to Landlord a covenant and undertaking (“EAP Undertaking”) in a form reasonably acceptable to Landlord pursuant to which Tenant (w) represents and warrants that Tenant is permanently abandoning such EAP, (x) covenants to vacate such EAP prior to the closing of the EAP Sale, (y) covenants not to operate another radiation treatment center (or whatever the then permitted use of the EAP is at the time of the EAP Notice) within five (5) miles of such EAP (four (4) miles with respect to the Facility located in Cape Coral, Florida) for two (2) years from the date of the EAP Sale, and (z) acknowledges and agrees that a breach or violation of such EAP Undertaking shall be an immediate Event of Default under this Master Lease. Upon the sale of the EAP, this Master Lease shall be deemed terminated as to such EAP and Minimum Rent and Additional Rent due hereunder shall be reduced by the product of (1) the amount of the then current Minimum Rent and Additional Rent, and (2) a fraction, the numerator of which is the portion of Landlord’s Investment allocable to such EAP and the denominator of which is Landlord’s Investment. If Landlord elects not to accept an EAP Sale and provided that Tenant has otherwise complied with all the provisions of this Section 24.5, the Master Lease with respect to such EAP shall be deemed terminated and Minimum Rent and Additional Rent due hereunder shall be reduced by the product of (A) the amount of the then current Minimum Rent and Additional Rent and (B) a fraction, the numerator of which is the portion of Landlord’s Investment allocable to such EAP and the denominator of which is Landlord’s Investment.

(c) Notwithstanding anything else in this Master Lease to the contrary, during the Term, Tenant shall only be permitted to cause an EAP Sale or cause the termination of the Master Lease for up to two (2) Facilities. At any time during which there are two (2) Facilities closed pursuant to the provisions of Section 7.1(c), Tenant shall not have the right to cause an EAP Sale or cause the termination of this Master Lease unless (i) the Facility that Tenant seeks to designate as an EAP is one of the two Facilities then closed pursuant to Section 7.1(c) or (ii) Tenant continues to operate such Facility until the closing of the EAP Sale.

(d) Tenant shall pay all charges incident to any transaction pursuant to this Section 24.5, including Landlord’s attorneys’ fees and expenses together with all prepayment fees and expenses solely with respect to the applicable Facility, including attorneys’ fees and expenses due a mortgagee, arising out of such transaction.

40. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a lease for Federal income tax purposes. For Federal income tax purposes each shall report this Master Lease as a true lease with Landlord as the owner of the Premises and Tenant as the lessee of such Premises including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the Premises, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Master Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for federal income tax purposes.

IN WITNESS WHEREOF, this Master Lease has been executed by Landlord and Tenant as of the date first written above.

TENANT:

21st CENTURY ONCOLOGY, INC., a Florida corporation		Signed, Sealed and Delivered
in the presence of:
By:
Name:	David N.T. Watson
Title:	Vice President	Witness Signature

MARYLAND RADIATION THERAPY		Print Witness Name
MANAGEMENT SERVICES, INC.,
a Maryland corporation
Witness Signature
By:
Name:	David N.T. Watson	Print Witness Name
Title:	Vice President

PHOENIX MANAGEMENT COMPANY, LLC,
a Michigan limited liability company

By:
Name:	David N.T. Watson
Title:

AMERICAN CONSOLIDATED
TECHNOLOGIES, L.L.C.,
a Michigan limited liability company

By:
Name:	David N.T. Watson
Title:

D-S-1

LANDLORD:

Signed, Sealed and Delivered
NATIONWIDE HEALTH PROPERTIES, INC.,		in the presence of:
a Maryland corporation
Witness Signature

Print Witness Name
By:
Name:
Title:
Witness Signature

Print Witness Name
THE GUARANTOR IS MADE A PARTY HERETO SOLELY AS TO ITS ACKNOWLEDGEMENTS AND OBLIGATIONS UNDER THE INTRODUCTORY PARAGRAPHS TO THIS MASTER LEASE:

GUARANTOR:

RADIATION THERAPY SERVICES, INC.,
a Florida corporation

By:		Signed, Sealed and Delivered
Name:	David N.T. Watson	in the presence of:
Title:	Executive Vice President and
Chief Financial Officer
Witness Signature

Print Witness Name

Witness Signature

PRINT WITNESS NAME

D-S-2

EXHIBIT A TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTIONS

See attached;

includes all improvements thereon and all appurtenances thereto.

D-A-1

EXHIBIT B TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

INTENTIONALLY OMITTED

D-B-1

EXHIBIT C TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

FAIR MARKET VALUE

“Fair Market Value” or “Fair Market Rent” means the fair market value (or fair market rent, as applicable) of the Premises or applicable portion thereof on a specified date as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant the following appraisal process. Each party shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Value or Fair Market Rent, as applicable. For all purposes under this Master Lease, the Fair Market Value shall be the fair market value of the Premises or applicable portion thereof unencumbered by this Master Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value (or, as applicable, Fair Market Rent) of the Premises or applicable portion thereof within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal shall be made on a basis consistent with the basis on which the Premises or applicable portion thereof were appraised at the time of their acquisition by Landlord. Tenant shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value (or, as applicable, fair market rent) of the Premises or applicable portion thereof in accordance with the provisions of this Exhibit and the Fair Market Value (or Fair Market Rent) so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply at Tenant’s expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises or applicable portion thereof are located to name the third (3rd) MAI Appraiser.

Within five(5) days after completion of the third (3rd ) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value (or, as applicable, fair market rent) of the Premises or applicable portion thereof. If a majority are unable to determine the fair market value (or fair market rent) at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Value (or, as applicable, Fair Market Rent). If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such Fair Market Value (or, as applicable, Fair Market Rent). If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value (or Fair Market Rent). In any event, the result of the foregoing appraisal process shall be final and binding.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by

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the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

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EXHIBIT D TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

PERMITTED EXCEPTIONS

1.                          The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner’s title policy then prevailing in use at the title company that consummates the sale transaction.

2.                          Any matters which an accurate survey of the Premises may show.

3.                          Real property taxes and assessments.

4.                          Any matters shown as title exceptions in the ALTA Owner’s Policy of Title Insurance obtained by Landlord in connection with its acquisition of the Premises.

5.                          Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant’s acts or omissions.

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EXHIBIT E TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

CERTAIN DEFINITIONS

For purposes of this Master Lease, the following terms and words shall have the specified meanings:

ENVIRONMENTAL DEFINITIONS

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants as to which liability or standards of conduct are imposed under Hazardous Materials Laws, which pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of poly chlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority because of its dangerous or deleterious properties or characteristics or would pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Claims” shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions, claims or orders threatened, completed or instituted pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any laws, ordinances, regulations, rules having the force and effect of law, or orders relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

OTHER DEFINITIONS

“Affiliate” shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Facility is located are closed.

“CC&R’s” shall mean covenants, conditions and restrictions or similar use, maintenance or ownership obligations encumbering or binding upon the real property comprising any Facility.

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“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Debt to Equity Ratio” shall mean the ratio of Total Liabilities to Net Worth.

“Landlord’s Investment” in the Premises means Forty-Two Million Eight Hundred Nineteen Thousand Fifty-One and 44/100ths Dollars ($42,819,051.44).

“Medical Waste” shall mean all medical waste as defined by California Health and Safety Code § 117690, as amended or supplemented. If a Situs State has a comparable statute that defines “medical waste”, Medical Waste for purposes of all Facilities in such Situs State shall have the meaning set forth in such statute.

“Net Worth” means with respect to any Person, the amount by which such Person’s Total Assets exceeds Total Liabilities.

“Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

“Total Assets” means all assets of a Person determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Liabilities” means all liabilities of a Person (excluding deferred tax liability) determined on a consolidated basis in accordance with generally accepted accounting principles.

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EXHIBIT F TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Premises, in accordance with generally accepted accounting principles (“GAAP”) consistently applied.

During the Term, Tenant shall deliver to Landlord, prior to one hundred twenty (120) days after the close of each fiscal year of Radiation Therapy Services, Inc. or any Resulting Guarantor (“Holdings”) annual audited financial statements of Holdings, commencing with the fiscal year including the date of commencement of the Term, certified by a nationally recognized firm of independent certified public accountants. In addition, Tenant shall also furnish to Landlord prior to sixty (60) days after the end of each of the three remaining quarters, unaudited financial statements and all other quarterly reports of Holdings, certified by Holdings’ chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other law.

If, for whatever reason, the financial results of Tenant do not appear, or are not included, in the consolidated financial statements required to be provided to Landlord pursuant to the foregoing paragraph, then Tenant shall also deliver to Landlord Tenant’s financial statements meeting the same requirements and within the same timeframes as required for Holdings pursuant to the foregoing paragraph.

All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of the accounting firm preparing such statements stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president (or officer, director or manager of a similar position) of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that to affiant’s knowledge Tenant has fulfilled all of its obligations under this Master Lease which are required to be fulfilled on or prior to the date of such affidavit. All financial statements shall be sent via email to Landlord at financials@nhp-reit.com.

On or before the date that is forty-five (45) days after the end of each calendar quarter, Tenant shall deliver to Landlord quarterly profit and loss reports concerning the Business at each Facility and the combined Facilities in this Master Lease. Such reports shall be in substantially the same form as delivered by Tenant to Landlord in connection with Landlord’s acquisition of the Premises and shall contain a level of detail reasonably satisfactory to Landlord. Such reports shall be sent via email to Landlord at financials@nhp-reit.com.

Tenant shall furnish to Landlord within ten (10) days of receipt written notice of any of the following: (i) any material violation of any federal, state, or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid, (ii) any suspension, termination or restriction placed on Tenant or any portion of the Premises or the operation of any portion of the Business which would have a material adverse effect on the operation of the Business at a Facility, and (iii) any material violation of any permit, approval or certification in connection with any portion of the

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Premises or any portion of the Business, by any federal, state, or local authority, including Medicare or Medicaid, if applicable.

Tenant shall, on or before the date that is sixty (60) days prior to the beginning of each fiscal year of Holdings, provide Landlord with an annual operating budget covering the operations of Holdings for the forthcoming fiscal year. If, for whatever reason, the operating budget of Holdings would not include and cover the operations of Tenant for the forthcoming fiscal year, then Tenant shall deliver to Landlord, within sixty (60) days after the beginning of Tenant’s fiscal year, an annual operating budget covering the operations of Tenant for such fiscal year.

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EXHIBIT G TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

FORM OF LETTER OF CREDIT AGREEMENT

This LETTER OF CREDIT AGREEMENT (this “Agreement”) is dated as of                                   , 200  , by and between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Beneficiary”), and                                                             , a                                            (“LC Party”).

RECITALS

A. The Beneficiary, as landlord, and                                          (“Tenant”), as tenant, have entered into that certain Master Lease dated September 30, 2008 (the “Lease”) whereby Beneficiary has leased to [Tenant/LC Party] certain property as more particularly described therein. All initially-capitalized terms used herein and not otherwise defined herein shall have the same meanings given such terms in the Lease.

B. To secure Tenant’s performance under the Lease, Radiation Therapy Services, Inc., a Florida corporation (“Guarantor”), has executed that certain Guaranty of Lease (the “Guaranty”) dated September 30, 2008 guarantying the full performance by Tenant under the Lease.

C. LC Party is [DESCRIBE RELATIONSHIP TO TENANT AND GUARANTOR]. LC Party derives direct and substantial benefit from the execution and delivery of the Lease by Tenant and Beneficiary.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Letter of Credit.

(a) Form of Letter of Credit. Within three (3) Business Days of the date hereof, LC Party shall cause [NAME OF BANK] (“Issuer”) to issue an irrevocable letter of credit substantially in the form of Exhibit A attached hereto (the “Letter of Credit”) naming Beneficiary, as beneficiary. The Letter of Credit shall partially secure the performance by [Tenant/LC Party] under the Lease and the performance by Guarantor under the Guaranty. As used herein, “Letters of Credit” and “Letter of Credit” shall include the Letter of Credit and all Supplemental Letters of Credit (as hereinafter defined) and Replacement Letters of Credit (as hereinafter defined).

(b) Letter of Credit Amount. The aggregate amount of all issued and outstanding Letters of Credit shall, at all times during the term hereof as provided in Section 5, be                              Dollars ($                  ) (the “Letter of Credit

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Amount”). Each Letter of Credit shall be for a term of not less than twelve (12) months and shall remain in effect for at least sixty (60) days after the date upon which the Term (as defined in the Lease) expires, but subject to termination in accordance with Section 4 of the Lease.

(c) Replacement Letter of Credit. The term “Reissuance Date” shall mean a date thirty (30) days prior to the expiration date of the then issued and outstanding Letter of Credit. If a letter of credit is then required pursuant to the Lease, on or before each Reissuance Date, LC Party shall cause the Issuer to issue a replacement of the then issued and outstanding Letter of Credit, which replacement shall be in the form of Exhibit A hereto (the “Replacement Letter of Credit”).

(d) Supplemental Letter of Credit. If all or any portion of any Letter of Credit is drawn against by Beneficiary, LC Party shall, within two (2) Business Days after demand by Beneficiary, order Issuer to issue to Beneficiary, at LC Party’s expense, a replacement or supplementary Letter of Credit in the form of Exhibit A hereto (a “Supplemental Letter of Credit”) such that at all times during the term of this Agreement that a letter of credit is required under the Lease, Beneficiary shall have the ability to draw on one or more Letters of Credit totaling, in the aggregate, the Letter of Credit Amount. If Issuer does not issue to Beneficiary such Supplemental Letter of Credit within seven (7) days after Beneficiary’s demand to LC Party, it shall be a default by LC Party under this Agreement and an Event of Default under the Lease.

2. Beneficiary’s Right to Draw.

(a) General. Beneficiary shall be entitled to draw on each Letter of Credit one or more times for the purpose of compensating Beneficiary for any amounts due to Beneficiary under the Lease by reason of an Event of Default occurring under the Lease or a default by Guarantor under the Guaranty. Any amount drawn by Beneficiary shall not be deemed: (i) to fix or determine the amounts to which Beneficiary is entitled to recover under the Lease, the Guaranty or otherwise; (ii) to waive or cure any default under the Lease or the Guaranty; or (iii) to limit or waive Beneficiary’s right to pursue any remedies provided for in the Lease or the Guaranty.

(b) Replacement Letters of Credit. Upon the issuance of a Replacement Letter of Credit, Beneficiary shall have the right to draw solely on such Replacement Letter of Credit and Beneficiary shall have no right to draw against the Letter of Credit which is replaced by such Replacement Letter of Credit. If LC Party fails to cause the issuance of a Replacement Letter of Credit by the Reissuance Date and a letter of credit is required under the Lease, then Beneficiary shall, in addition to all other rights and remedies available at law or equity, have the right to draw the full amount of the then issued and outstanding Letters of Credit, which amount shall be held as a cash security deposit under the Lease.

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(c) Supplemental Letters of Credit. If LC Party fails to cause the issuance of any Supplemental Letter of Credit as required pursuant to Section l(d) hereof, then Beneficiary shall, in addition to all other rights and remedies available at law or equity, have the right to draw the full amount of the then issued and outstanding Letters of Credit, which amount shall be held as a cash security deposit under the Lease.

3. Replacement of Issuer.

(a) Supplemental and Replacement Letters of Credit. Supplemental Letters of Credit and Replacement Letters of Credit shall be issued by a financial institution acceptable to Beneficiary in the exercise of its reasonable discretion, provided, however, Beneficiary shall have no obligation to approve any financial institution which does not have net worth, as determined in accordance with generally accepted accounting principles consistently applied, (“Net Worth”) in excess of Two Hundred Fifty Million Dollars ($250,000,000.00) (“Issuer’s Minimum Net Worth”). Any such replacement financial institution shall be deemed to be the “Issuer” hereunder.

(b) Creditworthiness of Issuer. In the event the Net Worth of Issuer is at any time less than the Issuer’s Minimum Net Worth or if Issuer shall admit in writing its inability to pay its debts generally as they become due, shall file a petition in bankruptcy or a petition to take advantage of any insolvency statute, shall consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, shall file a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws, shall have a receiver or conservator appointed for it, or if, in Beneficiary’s reasonable determination, Issuer is not sufficiently creditworthy or shall become subject to operational supervision by any federal or state regulatory authority, then within thirty (30) days after a written demand by Beneficiary, LC Party shall obtain a Replacement Letter of Credit from another financial institution meeting the criteria set forth in Section 3(a) hereof, whereupon such replacement financial institution shall be deemed to be the “Issuer” under this Agreement.

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4. Successors and Assigns.

(a) The rights of Beneficiary under this Agreement and any outstanding Letter of Credit shall be transferable and assignable to any assignee of, or successor in interest to, Beneficiary’s rights under the Lease (including any assignment for security purposes of Beneficiary’s rights under the Lease, this Agreement or any outstanding Letter of Credit) and the term “Beneficiary” as used herein shall refer to Nationwide Health Properties, Inc., and to each successor and assign of all or any portion of its interest under the Lease. LC Party and Issuer shall accept and agree to tender performance of their obligations hereunder and under any outstanding Letter of Credit to any such successor or assign of which LC Party and Issuer have been given written notice of by Beneficiary.

(b) LC Party shall not have the right to assign its rights or duties under this Agreement without the prior written consent of Beneficiary, which consent may be granted or withheld in Beneficiary’s sole discretion.

5. Termination of Obligation to Provide Letters of Credit. Except as otherwise set forth in the Lease, the obligation of LC Party to cause the issuance of any Letters of Credit shall terminate on the date which is sixty (60) days after the date upon which the Lease Term expires, other than an expiration or termination of the Lease Term pursuant to an Event of Default.

6. Attorneys’ Fees. If any party brings any action to interpret or enforce this Agreement, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs.

7. Miscellaneous. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and all rights and duties of Tenant, LC Party and Beneficiary, arising from or relating in any way to the subject matter of this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the conflict of law rules of such State. This Agreement may be executed in separate counterparts, each of which shall be considered as original when such party has executed and delivered to the other one or more copies of this Agreement. The Recitals set forth above are hereby incorporated by reference and made a part hereof. LC Party represents and warrants that the Recitals are true and correct in all material respects.

8. Notices. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Agreement shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or

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FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to L/C Party:

c/o Radiation Therapy Services, Inc.	Nationwide Health Properties, Inc.
2234 Colonial Boulevard	610 Newport Center Drive, Suite 1150
Fort Myers, Florida 33907	Newport Beach, California 92660
Attn: David Watson	Attn: President and CFO
Facsimile: (239) 931-7380	Facsimile: (949) 759-6887

With a copy to:	With a copy to:

Kirkland & Ellis LLP	Sherry Meyerhoff Hanson & Crance LLP
200 East Randolph Drive	610 Newport Center Drive, Suite 1200
Chicago, Illinois 60601	Newport Beach, California 92660
Attn: John G. Caruso, Esq.	Attn: Kevin Sherry, Esq.
Facsimile: (312) 861-2200	Facsimile: (949) 719-1212

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party.

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EXECUTED as of the date first set forth above.

“LC PARTY”

a

By:

Its:

“BENEFICIARY”

NATIONWIDE HEALTH PROPERTIES,INC.,
a Maryland corporation

By:

Its:

ACCEPTED AND AGREED TO:
“TENANT”

,
a

By:

Its:

“GUARANTOR”

Radiation Therapy Services,Inc.,
a Florida corporation

By:

Its:

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EXHIBIT A to EXHIBIT G TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

[NAME] BANK

IRREVOCABLE LETTER OF CREDIT NO.

DATE:

EXPIRATION DATE:

Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150
Newport Beach, CA 92660

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit in your favor for the account of                                                                    (“Customer”) available by your draft(s) on us payable at sight in an amount not to exceed a total of                                              Dollars ($                    ) when accompanied by the following documents:

1. A certificate which on its face appears to have been executed by an officer of Nationwide Health Properties, Inc., a Maryland corporation (“Beneficiary”), stating the amount which Beneficiary is drawing and that one or more of the following events has occurred: (i) an Event of Default has occurred under the Master Lease dated September 30, 2008 between Beneficiary and                                          (the “Lease”); (ii) a default under that certain Guaranty of Lease dated September 30, 2008, executed by Radiation Therapy Services Inc., a Florida corporation for the benefit of Beneficiary; or (iii) a default has occurred under that certain Letter of Credit Agreement dated                                 , 200    , by and between Customer and Beneficiary.

2. The original Letter of Credit must accompany all drafts unless a partial draw is presented, in which case the original must accompany final draft.

This Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Customer disputes the content of such statement.

This Letter of Credit may be transferred or assigned by Beneficiary to any successor or assign of Beneficiary’s interests under the Lease or to any lender obtaining a lien or security interest in the property covered by the Lease. Each draft hereunder by any assignee or

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successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer.

Any draft drawn hereunder shall be in the form attached hereto as Schedule 1. Partial drawings are permitted with the amount of the Letter of Credit being reduced, without amendment, by the amount(s) drawn hereunder.

This Letter of Credit shall expire at 2:00 p.m.,              time, on the expiration date set forth above. Notwithstanding the foregoing, this Letter of Credit shall be automatically extended for additional periods of one year from the present or each future expiration date unless we have notified you in writing, not less than sixty (60) days before any such expiration date, that we elect not to renew this Letter of Credit. Our notice of any such election shall be sent by express, registered or certified mail to the address shown above.

Except so far as otherwise expressly stated, this Letter of Credit is subject to the “Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600.” We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this Letter of Credit will be duly honored upon presentment and delivery of the documents specified above by certified or registered mail to                                                                                     , if negotiated on or before the expiration date shown above.

Very truly yours,

Authorized Signature

Authorized Signature

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SCHEDULE 1 TO EXHIBIT A OF EXHIBIT G TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

SIGHT DRAFT

TO:

Attention:

PAY TO THE ORDER OF:

[NAME OF BENEFICIARY] c/o [NAME OF BANK] [ADDRESS OF BANK] ABA No. [INSERT ABA NO.] for the benefit of [NAME OF BENEFICIARY] Account No. [INSERT ACCOUNT NO.]

THE SUM OF:
Dollars ($ )

DRAWN ON:

Irrevocable Letter of Credit No.
dated , 200 issued by
Bank

[BENEFICIARY]

By:
Name:
Title:

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EXHIBIT H TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

INTENTIONALLY OMITTED

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EXHIBIT I OF EXHIBIT D OF PURCHASE AND SALE AGREEMENT

IMMEDIATE REPAIRS

Facility	Life Safety/Fire Protection	Landscaping	Paving/ Curbing Parking	Roofing	Stairs	Exterior Envelope	Exterior Envelope	Total Immediate Costs	Description
Ft. Myers
Cape Coral	$1,000							$1,000	Impact fire control panel and Alarm Systems
Naples	$1,000							$1,000	Inspect sprinkler system, piping, and appurtenances
Pt. Charlotte
Arcadia	$1,000		$1,275					$2,275	Replace 15 concrete car stops; inspect and refurbish fire extinguishers
Sarasota
Englewood
Venice	$1,000							$1,000	Inspect sprinkler system, piping, and appurtenances
Key West	$1,000				$800			$1,800	Inspect extinguishers, alarm panel, and appurtenances; repair cracked stairs
Berlin
Monroe						$1,450	$413	$1,863	Repair and replace metal face panels and metal siding.
Madison Heights		$1,500						$1,500	Repair damaged masonry block landscaping panels.
Totals	$5,000	$1,500	$1,275		$800	$1,450	$413	$10,438

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SCHEDULE 1 TO EXHIBIT D OF PURCHASE AND SALE AGREEMENT

FACILITY INFORMATION: FACILITY NAME, ADDRESS,
RENTABLE SQUARE FOOTAGE, ETC.

Facility Name	Facility Address	No. of Floors	Total Rentable Square Footage

Arcadia, Florida	920 N. Mills Avenue Arcadia, Florida 34266	1	7,561

Berlin, Maryland	314 Franklin Avenue, Berlin Maryland 21811	1	5,400

Cape Coral, Florida	1419 SE 8th Terrace Cape Coral, Florida 33990	1	12,231

Englewood, Florida	571 Medical Drive Englewood, Florida 34223	1	7,800

Ft. Myers, Florida	7341 Gladiolus Drive Ft. Myers, Florida 33908	1	9,500

Key West, Florida	3426 North Roosevelt Road Key West, Florida 33041	2	4,339

Madison Heights, Michigan	30365 Dequindre Avenue Madison Heights, Michigan 48071	1	7,344

Monroe, Michigan	1085 North Macomb Street Monroe, Michigan 48162	1	9,846

Naples, Florida	1885 SW Health Parkway Naples, Florida 34109	1	7,653

Pt. Charlotte, Florida	3185 Harbor Boulevard Pt. Charlotte, Florida 33952	1	11,700

Sarasota, Florida	3210 Fruitville Road Sarasota, Florida 34237	1	10,535

Venice, Florida	959 East Venice Avenue Venice, Florida 34292	1	9,621

EXHIBIT D Schedule 1-1